                                                                Exhibit 6







                      -------------------------------------


                      ATLANTIC GULF COMMUNITIES CORPORATION

                                      -AND-

                           THE SUBSIDIARIES SET FORTH
                          ON THE SIGNATURE PAGES HEREOF

                      ------------------------------------







                             SECURED NOTE AGREEMENT






                          DATED AS OF FEBRUARY 7, 1997

                                TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS

            1.1   Defined Terms..................................................
            1.2   Other Definitional Provisions..................................


SECTION 2.  ISSUANCE AND TERMS OF SECURED
            NOTES................................................................

            2.1  Notes...........................................................
            2.2  Payment of Notes................................................
            2.3  Satisfaction Upon Issuance of...................................
                   Preferred Stock...............................................
            2.4  Interest Rates and Interest.....................................
                   Payment Dates.................................................
            2.5  Computation of Interest and Fees................................
            2.6  Pro Rata Treatment and Payments.................................
            2.7  Taxes...........................................................
            2.8  Use of Proceeds.................................................
            2.9  Fees............................................................
            2.10 Maximum Interest Rate...........................................

SECTION 3.  COLLATERAL...........................................................

            3.1  Liens in Subsidiary Stock,......................................
                   Contract Receivables, Real Property...........................
                   and Personal Property.........................................
            3.2  Security Documents .............................................
            3.3  Section 365(j) Property.........................................
            3.4  [intentionally omitted].........................................
            3.5  Subordinations and Releases of..................................
                   Mortgage and Related Personal.................................
                Property Liens...................................................
            3.6  Subsidiary Guaranties...........................................

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................

            4.1  Financial Condition.............................................
            4.2  No Material Adverse Change......................................
            4.3  Corporate Existence; Compliance.................................
                   with Law......................................................
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            4.4  Corporate Power; Authorization;.................................
                   Enforceable Obligations ......................................
            4.5  No Legal Bar....................................................
            4.6  No Material Litigation..........................................
            4.7  No Default......................................................
            4.8  Ownership of Property; Liens....................................
            4.9  Intellectual Property...........................................
            4.10 Taxes...........................................................
            4.11 Federal Regulations ............................................
            4.12 ERISA ..........................................................
            4.13 Investment Company Act; Other...................................
                   Regulations...................................................
            4.14 Subsidiaries and Joint Ventures.................................
            4.15 Environmental Matters...........................................
            4.16 Indebtedness....................................................
            4.17 Contingent Obligations..........................................
            4.18 Restitution Program and Final...................................
                   Judgment......................................................
            4.19 Certain Fees....................................................
            4.20 Disclosure......................................................
            4.21 Insurance......................... .............................
            4.22 Total Real Property Matters.....................................
            4.23 Reorganization Proceedings......................................
            4.24 Excluded Subsidiaries; Unrestricted.............................
                   Subsidiaries..................................................
            4.25 [intentionally omitted].........................................
            4.26 Bank Accounts...................................................
            4.27 Utility Fund Trusts.............................................
            4.28 [intentionally omitted].........................................
            4.29 SPUD Subsidiaries...............................................
            4.30 DRI and Zoning..................................................

SECTION 5.  CONDITIONS PRECEDENT.................................................

            5.1 Conditions to Issuance...........................................
            5.2 [intentionally omitted]..........................................


SECTION 6.  AFFIRMATIVE COVENANTS................................................

            6.1  Financial Statements............................................
            6.2  Certificates; Other Information.................................
            6.3  Payment of Obligations..........................................
            6.4  Conduct of Business and Maintenance.............................
                 of Existence....................................................
            6.5  Maintenance of Property; Insurance .............................
            6.6  Inspection of Collateral; Books and.............................
                   Records; Appraisals...........................................


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            6.7  Notice..........................................................
            6.8  Environmental Laws..............................................
            6.9  Business Plan...................................................
            6.10 Compliance with Other Transaction  .............................
                   Documents.....................................................
            6.11 Dividends from Subsidiaries.....................................
            6.12 Supplemental Reports Regarding..................................
                 Real Property...................................................
            6.13 Compliance with Laws............................................
            6.14 Other Notices...................................................
                   Agreement.....................................................
            6.16 Foothill Reports................................................

SECTION 7.  NEGATIVE COVENANTS

            7.1  Maintenance of Consolidated.....................................
                   Net Worth; Interest Charges...................................
                   Coverage Ratio................................................
            7.2  Limitation of Indebtedness......................................
            7.3  Limitation on Liens.............................................
            7.4  Limitation on Guarantee Obligations.............................
            7.5  Limitations on Fundamental Changes .............................
            7.6  Limitation on Sale of Assets....................................
            7.7  Limitation on Dividends.........................................
            7.8  Limitation on Capital Expenditures .............................
            7.9  Limitation on Investments, Loans,...............................
                 and Advances....................................................
            7.10 Limitation on Optional Payments and.............................
                   Modifications of Debt Instruments.............................
            7.11 Transactions with Affiliates....................................
            7.12 Sale and Leaseback .............................................
            7.13 Fiscal Year.....................................................
            7.14 Limitation on Negative Pledge...................................
                    Clauses......................................................
            7.15 Deviation from Business Plan....................................
            7.16 Unsold Housing Inventory........................................
            7.17 Limitation of Bank Accounts.....................................
            7.18 Venture Subsidiaries and Joint..................................
                 Ventures........................................................
            7.19 Excluded Subsidiaries;..........................................
                          Unrestricted Subsidiaries .............................


SECTION 8.  EVENTS OF DEFAULT; REMEDIES..........................................

            8.1 Events of Default; Remedies......................................
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 SECTION 9  THE COLLATERAL AGENT................................................

            9.1  [intentionally omitted].........................................
            9.2  Appointment of Collateral Agent.................................
            9.3  [intentionally omitted].........................................
            9.4  Delegation of Duties............................................
            9.5  Exculpatory Provisions..........................................
            9.6  Reliance by the Lender..........................................
            9.7  Notice of Default...............................................
            9.8  Non-Reliance on Collateral Agent................................
            9.9  Indemnification.................................................
            9.10 [intentionally omitted].........................................
            9.11 [intentionally omitted].........................................
            9.12 Successor Collateral Agent......................................

SECTION 10   MISCELLANEOUS

            10.1  Amendments and Waivers.........................................
            10.2  Notices........................................................
            10.3  No Waiver; Cumulative Remedies.................................
            10.4  Survival of Certain Provisions.................................
            10.5  Payment of Expenses and Taxes .................................
            10.6  Successors and Assigns;........................................
                    Participations; Purchasing Lender............................
            10.7  Adjustments; Setoff............................................
            10.8  Appointment of Secured Creditor................................
                    as the Company's Lawful Attorney.............................
            10.9  Counterparts...................................................
            10.10 Severability...................................................
            10.11 Integration....................................................
            10.12 GOVERNING LAW..................................................
            10.13 SUBMISSION TO JURISDICTION;....................................
                    WAIVERS......................................................
            10.14 Acknowledgments................................................
            10.15 WAIVERS OF JURY TRIAL..........................................
            10.16 Confidentiality................................................
            10.17 Controlling Agreement..........................................
            10.18 Counsel to Collateral Agent....................................


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                    SCHEDULES


Schedule E-1     Excluded Subsidiaries
Schedule N-1     Net Cash Flow
Schedule N-2     Net Operating Cash Flow
Schedule P-1     Principal Raw Land
Schedule U-1     Unrestricted Subsidiaries
Schedule 4.1     Additional Liabilities of the Company; Pur-
                 chases and Dispositions by the Company
Schedule 4.2     Material Adverse Effect
Schedule 4.4     Consents and Authorizations
Schedule 4.5     Certain Contractual Obligations
Schedule 4.6     Litigation
Schedule 4.7     Defaults
Schedule 4.10    Tax
Schedule 4.12    ERISA
Schedule 4.14(A) Subsidiaries
Schedule 4.14(B) Joint Ventures
Schedule 4.15    Hazardous Materials
Schedule 4.16    Indebtedness
Schedule 4.17    Guaranties
Schedule 4.21    Insurance
Schedule 4.24    Unrestricted Subsidiaries' Assets and Busi-
                 nesses
Schedule 4.26    Bank Accounts
Schedule 4.29    SPUD Subsidiaries
Schedule 4.30    Representations and Warranties regarding DRI
                 and Zoning Matters
Schedule 5.1(k)  Real Property Matters
Schedule 7.3     Liens
Schedule 7.17    Restricted Bank Accounts






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

                                   EXHIBITS


Exhibit A-1     Form of Deed of Trust
Exhibit B-1     Form of Mortgage and Security Agreement
Exhibit C-1     Form of Secured Promissory Note
Exhibit D-1     Form of Deposit Account Security Agreement
Exhibit E-1     Form of Due Diligence Fee Agreement
Exhibit F-1     Form of Monthly Management Business Plan
                Update
Exhibit G-1     Form of Land Sales Report
Exhibit H-1     Form of Junior Assignment of Notes and Deeds
                of Trust
Exhibit H-2     Form of Junior Assignment of Notes and
                Mortgages
Exhibit I-1     Form of Intercreditor Agreement
Exhibit J-1     Form of Joint Venture Pledge Agreement
Exhibit P-1     Form of Personal Property Security Agreement
Exhibit R-1     Copy of Reorganization Plan
Exhibit S-1     Form of Stock Pledge Agreement
Exhibit S-2     Form of Subsidiary Guaranty




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


                  THIS SECURED NOTE AGREEMENT, dated as of February __, 1997, among ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation (the "Company"), the Subsidiaries of the Company named on the signature pages hereof (the "Mortgagor Subsidiaries," and together with the Company, the "Co-Makers"), AP-AGC, LLC, a Delaware limited liability company (the "Lender") and the entity named as collateral agent on the signature pages hereof as collateral agent for the Lender (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "Collateral Agent").

                                   RECITALS

                  WHEREAS, in accordance with an Investment Agreement between the Company and the Lender dated as of the date hereof, the Co-Makers desire to be able to borrow up to $10,000,000 from the Lender on the terms hereinafter set forth and the Lender is willing, on the terms and subject to the conditions set forth in this Agreement, to commit to lend up to $10,000,000 to the Co-Makers.

                                  AGREEMENT

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Administrative Claims": as defined in Article I of the Reorganization Plan.

                  "Affiliate": with respect to any Person, (a) any other Person which is a Subsidiary of such Person, (b) any other Person (and each Subsidiary thereof) of which such Person is a Subsidiary, and (c) any other Person which is under common control with such Person.

                  "AG Asia": Atlantic Gulf Asia Holdings N.V., a Netherlands Antilles corporation.

                  "Agreement": this Secured Note Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annual Net Income": income as shown on the consolidated statements of income provided by the Company under Section 6.1, but in no event less than 0.

                  "Bank Accounts": any and all deposit accounts, money market accounts and any other deposits and investments of the Company or any Subsidiary held in any bank or other financial institution, any brokerage firm or any other Person and all money, instruments, securities, documents and other investments held pursuant thereto, whether now existing or owned or hereafter created or acquired (exclusive of all but the residual, remainder or beneficial interest of the Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Account and all other escrow, restricted, custodial and fiduciary accounts the pledge of which by the Company or any Subsidiary is prohibited by agreements existing on the date hereof or by law as set forth in Schedule 7.17, which may be amended from time to time by written notice to the Lender to include other restricted accounts).

                  "Bankruptcy Code": Title 11 of the United States Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

                  "Bankruptcy Court": the United States Bankruptcy Court for the Southern District of Florida or if such court ceases to exercise jurisdiction over the Reorganization Proceedings, the court that exercises jurisdiction over the Reorganization Proceedings in lieu of the United States Bankruptcy Court for the Southern District of Florida.

                  "Beige Book": the book prepared by the Company dated December 1994, setting forth the estimated fair market value of the Real Property of the Company and its Subsidiaries.

                  "Book Value": with respect to a specified asset of a specified Person, the carrying value of the specified asset on the balance sheet of such Person prepared in accordance with GAAP and delivered to the Lender from time to time pursuant to the Transaction Documents.

                  "Borrowing Base": as defined in the Revolving Loan Agreement.

                  "Business Day": any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of California or New York or is a day on



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

         which banking institutions located in the States of California or New York are authorized or required by law or other governmental action to close.

                  "Business Plan": as of the Issuance Date and until a new Business Plan is delivered to the Lender in accordance with Section 6.9, the business plan of the Company and its Subsidiaries dated October 23, 1996, and thereafter the business plan of the Company and its Subsidiaries delivered to and approved by the Lender in December of each year in accordance with Section 6.9.

                  "Capital Stock": with respect to any Person, any and all shares, interests, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Collateral Accounts": any and all accounts that Collateral Agent, for the benefit of the Lender, may from time to time require to be established and maintained with financial institutions reasonably satisfactory to Collateral Agent and pledged to Collateral Agent pursuant to cash collateral account agreements in form and substance reasonably satisfactory to Collateral Agent.

                  "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 90 days from the date of acquisition issued by any domestic commercial bank, or non-domestic commercial bank provided that such non-domestic commercial bank shall have offices in the United States, having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. or which is issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 (or any holding company thereof) and, in any such case, maturing within 90 days after the date of acquisition.


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

                  "Certificate of Designation": means the "Series A Preferred Stock Certificate of Designation," as defined in the Investment Agreement.

                  "Claims Disbursement Account": the segregated account established for purposes of holding funds borrowed to pay Administrative Claims, Priority Claims and Convenience Class Claims pursuant to Sections 3.2.4 and 8.1.1 of the Reorganization Plan.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": as defined in Section 3.1.

                  "Collateral Agent": the entity named as collateral agent on the signature page hereof, and any successor thereto, solely in its capacity as collateral agent for the Lender, and, after the issuance of the Preferred Stock, as collateral agent for the holders of Preferred Stock, under the Security Documents, pursuant to the terms of this Agreement and the Security Documents.

                  "Commercial Real Estate": all Real Property of the Company and its Subsidiaries (including condominium and cooperative units), other than Real Property reserved for sale as single residential homes or lots.

                  "Commercial Receivables": all promissory notes and mortgages and deeds of trust payable to, or held by, the Company or any Subsidiary, and all other documents, instruments and agreements executed in connection therewith, whether currently existing or hereafter created or acquired, arising from the sale of single family homesites or arising from the sale of other Real Property and all cash and non-cash proceeds thereof.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "Company Operating Account" means that certain deposit account number 6189189013641 maintained by the Company with Sun Trust Bank, Miami, N.A. or such other deposit account maintained by the Company at a financial institution reasonably satisfactory to Collateral Agent.



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

                  "Company Operating Account Control Agreement" means a written agreement among the Company, the Collateral Agent, the "Collateral Agent" under the Foothill Loan Documents), and Operating Account Bank, with respect to the Company Operating Account, in form and substance reasonably satisfactory to the Lender, pursuant to which Operating Account Bank acknowledges the security interests granted by the Company to the Collateral Agent for the benefit of Secured Creditor in the Company Operating Account, waives rights of setoff with respect to the Company Operating Account, and agrees to act upon the instructions of the Collateral Agent with respect to the disposition of funds in the Company Operating Account should Operating Account Bank receive such instructions from the Collateral Agent.

                  "Condemnation Awards": any and all proceeds (including proceeds in the form of promissory notes or other agreements for the payment of proceeds) from (i) the taking by eminent domain, condemnation or otherwise, or acquisition pursuant to contract, of any property of the Company or any Subsidiary by the United States of America, the State of Florida or any political subdivision thereof, or any agency, department, bureau, board, commission or instrumentality of any of them, including any award and/or other compensation awarded to or for the benefit of, or received by or on behalf of, the Company or GDU, whether as a result of litigation, arbitration, settlement or otherwise, or (ii) any sale by the Company or any Subsidiary of a water and utility system to a Person, whether now owned or hereafter created or acquired.

                  "Confirmation Order": the order entered on March 27, 1992, by the Bankruptcy Court, confirming the Reorganization Plan.

                  "Consolidated Net Worth": at any particular date, all amounts which, in accordance with GAAP, would be included as Shareholders' Equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date.

                  "Contractual Obligation": with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which that Person is a party or by which it or any of its property is bound.

                  "Convenience Class Claims": as described in Subsection 2.13 of the Reorganization Plan.



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                  "Deed of Trust": the Junior Deed of Trust and Security
         Agreement to be executed on or before the Issuance Date and from time to time thereafter between the Company or a Subsidiary and Collateral Agent, in the form of Exhibit A-1, as the same be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and such other jurisdictions where "deeds of trust" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of Secured Creditor as required by this Agreement.

                  "Default": any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Default Rate": has the meaning assigned that term in
         Section 2.4(b).

                  "Deposit Account Security Agreement": the Deposit Account Security Agreement, in the form of Exhibit D-1, to be executed by the Company and each of its Subsidiaries in favor of Collateral Agent on or before the Issuance Date, for the benefit of Secured Creditor, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Due Diligence Fee Agreement": the Due Diligence Fee Agreement, in the form of Exhibit E-1, to be executed by the Company and the Lender, providing among other things for payment of a fixed due diligence and investment analysis fee on each Interest Payment Date as compensation for the due diligence and investment analysis services described therein.

                  "Environmental Laws": any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.


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

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default": any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excluded Property": (a) the Capital Stock of General Development Acceptance Corporation and GDV Financial Corporation, (b) 34% of the Capital Stock of AG Asia, (c) all money or property now or hereafter deposited into a Reserve Account pursuant to the Reorganization Plan (exclusive of the residual, remainder or beneficial interests of the Company and its Subsidiaries therein), (d) any portions of payments made on Homesite Contracts Receivable which are, as a matter of law or pursuant to such Homesite Contracts Receivable, required to be placed in a restricted account for the payment of utility charges or paid toward real estate taxes on the lots subject to the respective Homesite Contracts Receivable giving rise to such payments, and (e) the Trust Property.

                  "Excluded Subsidiaries": the direct or indirect subsidiaries of the Company listed on Schedule E-1.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a consolidated balance sheet of the Company and Subsidiaries.

                  "Foothill Debt": Indebtedness outstanding under the Foothill Loan Documents.

                  "Foothill Loan Documents": means, collectively, (i) the Revolving Loan Agreement, (ii) the "Loan Documents," as defined in the Revolving Loan Agreement, (iii) the Secured Floating Rate Note Agreement, and (iv) the "Secured Floating Rate Note Documents," as defined in the Secured Floating Rate Note Agreement, each of the foregoing as in effect on the date hereof.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination; provided that calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.1.

                  "GDC": General Development Corporation, a Delaware corporation, under which name the Company was formerly known.

                  "GDU": the Company's Subsidiary, General Development Utilities, Inc., a Florida corporation.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to,government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) as to which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or other wise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that, as used herein, the term "Guarantee Obligation" shall neither include endorsements of instruments for deposit or collection in the ordinary course of business, nor constitute Indebtedness. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by the Company in good faith.

                  "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

                  "Homesite Contracts Receivable": all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which the Company or any Subsidiary has the right to receive payment in any form whatsoever for the sale of single-family homesites (excluding Commercial Receivables), including any and all accounts, contract rights, chattel paper, general intangibles and unpaid seller's rights, relating to the foregoing or arising therefrom, reserves and credit balances arising thereunder and cash and non-cash proceeds of any and all of the foregoing.

                  "Homesite Program": as defined in Article I of the Reorganization Plan.

                  "Housing Inventory": as at any date, the amount that would be set forth under "housing units completed or under construction" or other similar entry in the notes to a consolidated balance sheet of the Company and its Subsidiaries prepared at such date in accordance with GAAP.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations (contingent or otherwise) of such Person arising out of letters of credit issued for the account or upon the application of such Person, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person may have not assumed or otherwise become liable for the payment thereof, and (f) the Unsecured Cash Flow Notes. As used herein, the term "Indebtedness" shall not include Guarantee Obligations.

                  "Insolvency": with respect to any Multi-employer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in Section 4.9.

                  "Intercreditor Agreement": that certain Intercreditor Agreement of even date herewith by and between the Lender, Collateral Agent, the lenders party to the Foothill Loan Documents, and the agent and collateral agent for such lenders, in the form of Exhibit I-1, as such agreement may be supplemented, amended or otherwise modified from time to time.

                  "Interest Charges": means, with respect to any period, the sum (without duplication) of the following (eliminating all intercompany items required to be eliminated in the course of preparing consolidated financial statements for the Company and its Subsidiaries in accordance with GAAP) (a) all interest in respect of the Indebtedness of the Company and its Subsidiaries (including imputed interest on Financing Leases) deducted in de termining consolidated net income for such period and (b) all debt discount and expense amortized or required to be amortized in the determination of consolidated net income for such period.

                  "Interest Charges Coverage Ratio": at any time, the ratio of
         (a) Net Operating Cash Flow for the period of four fiscal quarters ending on, or most recently ended prior to, such time, taken as a whole, to (b) Interest Charges for such period.

                  "Interest Payment Date": the last day of each calendar month to occur while any obligation evidenced by the Note is outstanding.

                  "Investment Agreement": that certain Investment Agreement of even date herewith by and between the Company and the Lender, providing among other things for the execution and delivery of this Agreement and the issuance of the Preferred Stock.

                  "Investments": any and all promissory notes, Capital Stock (other than Subsidiary Stock), bonds, debentures and securities, held by the Company or any Subsidiary, whether now owned or hereafter acquired.

                  "Issuance Date": the date on or before May 22, 1997 upon which all of the conditions set forth in Section 5 have been met or waived by the Lender in its sole discretion and the Note is issued.

                  "Joint Ventures": collectively, (a) the joint ventures identified on Schedule 4.14(B), and (b) any other partnership, joint venture, limited liability company, or other entity in which a Subsidiary acquires, after the date hereof and as permitted under
         Section 7.9(g) and 7.18, equity interests therein representing 50% or less of such entity's contributed capital; and "Joint Venture" means any one of them.

                  "Joint Venture Pledge Agreement": the Junior Joint Venture Pledge Agreement in the form of Exhibit J-1, to be executed by each of the Venture Subsidiaries and Collateral Agent on or before the Issuance Date, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Venture Subsidiaries pledge all of their right, title, and interest in and to the Joint Ventures to Collateral Agent for the benefit of Secured Creditor.

                  "Junior Assignments": the Junior Assignment of Notes and Deeds of Trust and the Junior Assignment of Notes and Mortgages, in the form of Exhibits H-1 and H-2 respectively, to be executed on or before the Issuance Date, as the same may be amended, supplemented or otherwise modified from time to time,

                  "JV Real Property": any and all real property and fixtures and interests in real property and fixtures now owned or hereafter acquired by any Joint Venture.

                  "JV Receivables": all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which any Joint Venture has the right to receive payment in any form whatsoever for the sale of JV Real

         Property, and cash and non-cash proceeds of any and all of the foregoing.

                  "Lender": the Lender, as defined in the Preamble to this Agreement, together with its permitted successors and assigns.

                  "Lien": any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes, the Security Documents, or the other Transaction Documents or (c) the validity or enforceability of this Agreement, the Notes, the Security Documents or other Transaction Documents or the other Transaction Documents or the rights or remedies of Collateral Agent or the Secured Creditor hereunder or thereunder.

                  "Maturity Date": December 31, 1998.

                  "Mortgages": the Junior Mortgage and Security Agreements to be executed on or before the Issuance Date and from time to time thereafter by the Company or a Subsidiary in favor of Collateral
         Agent, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries grant a security interest in the Real Property located in Florida (and in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of the Company or Subsidiaries to Collateral Agent, for the benefit of Secured Creditor, as required by this Agreement.

                  "Mortgagor Subsidiaries": the Subsidiaries party to this Agreement that shall grant to Collateral Agent

Mortgages on Real Property owned by them in Florida on or before the Issuance Date as required herein.

        "Multi-employer Plan": a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

        "Negative Shareholder Vote": the "Stockholders Approval" (as defined in the Investment Agreement) not having been obtained by May 22, 1997.

        "Net Cash Proceeds": with respect to any sale of assets, all cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such sale net of bona fide direct costs of sale.

        "Net Cash Flow": with respect to any fiscal period of a Person, on a consolidated basis, the actual consolidated pre-tax net cash flow as determined on the basis set forth in Schedule N-1.

        "Net Operating Cash Flow": with respect to any Person for any applicable fiscal period, the actual consolidated pre-tax net operating cash flow as determined on the basis set forth in Schedule N-2.

        "Note": the Secured Convertible Promissory Note to be issued by the Company and the Mortgagor Subsidiaries under this Agreement in the form of Exhibit C-1, and any further or additional notes issued by the Company and/or the Mortgagor Subsidiaries to the Lender under this Agreement, as any of them may from time to time be amended, supplemented, modified, renewed, extended, restated, or replaced.

        "Obligations": all obligations of every nature of the Company from time to time owed to the Secured Creditor or Collateral Agent or either of them under the Transaction Documents, whether for principal, interest (including interest accruing after the commencement of a bankruptcy case, whether or not enforceable in such case), fees, costs, expenses, indemnification or otherwise, of whatsoever nature and whether now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, regardless of class, whether due or not due, and however arising.

        "Official Unsecured Creditors Committee": the official committee of creditors appointed by the United States Trustee in the Reorganization Proceedings.

        "Operating Account Bank": Sun Trust Bank, Miami, N.A. or such other domestic commercial bank having capital and surplus in excess of $500,000,000 reasonably satisfactory to holders of the Foothill Debt.

        "PBGC": the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

        "Permitted Sale Asset" has the meaning assigned that term in Section
7.6.

        "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Personal Property": the following personal property of the Company or any Subsidiary (exclusive of Homesite Contracts Receivable and Commercial Receivables of the Company or any Subsidiary):

        (a) the Bank Accounts;

        (b) the Investments;

        (c) any and all accounts, contract rights, chattel paper, instruments and documents, including any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired;

        (d) any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property of every kind and description, whether now owned or hereafter acquired, and wherever lo cated, and all parts, accessories and special tools and replacements therefor;

        (e) any and all general intangibles, whether now owned or hereafter created or acquired, including all cho ses in action, causes of action, rights in and to any and all Condemnation Awards, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade se crets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, any other Intellectual Property, all claims under guarantees, security interests or other security to secure payment of any accounts by an account debtor, all rights to indemnification and all other intangible property of every kind and nature, including (i) the interests, if any, of the Company or any Subsidiary in payments, proceeds, residuals and remainders from, or as a beneficiary of, the Reserve Accounts, Claims Disbursement Account, or other such accounts, (ii) any and all beneficial interests in the trusts pursuant to which title to the Trust Property is held and (iii) any and all other proceeds or choses in action with respect to, or rights to receive proceeds from, any condemnation of any Real Property or Personal Property of the Company or any Subsidiary, whether now in existence or hereafter created or acquired;

        (f) any and all goods which are, or may at any time be, goods held for sale or lease or furnished under con tracts of service or raw materials, work-in-process or materials used or consumed in business, wheresoever located and whether now owned or hereafter created or acquired, including all such property the sale or other disposition of which has given rise to accounts and which has been returned to or repossessed or stopped in transit;

        (g) all monies, cash, residues and property of any kind, now or at any time hereafter in the possession or under the control of Secured Creditor or Collateral Agent or any agent or bailee of Secured Creditor or Collateral Agent, any holder of Foothill Debt or any agent therefor, or any other person;

        (h) all accessions to, all substitutions for, and all replacements, products and proceeds of, the foregoing, including proceeds of insurance policies insuring the aforesaid property and documents covering the aforesaid property, all property received wholly or partly in trade or exchange for such property, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, correction or any other temporary or permanent disposition of such items or any interest therein whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and

        (i) all books, records, documents and ledger receipts pertaining to any of the foregoing, including customer lists, credit files, computer records, computer programs, storage media and computer software used or acquired in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid property.

        "Personal Property Security Agreement": the Junior Personal Property Security Agreement in the form of Exhibit P-1, to be executed on or before the Issuance Date by the Company and the Subsidiaries now or hereafter party thereto in favor of Collateral Agent, for the benefit of Secured Creditor, as the same may be amended, supplemented or oth erwise modified from time to time.

        "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Preferred Stock": the Cumulative Redeemable Convertible Preferred Stock, Series A, liquidation preference $1,000 per share, of the Company to be issued pursuant to the Investment Agreement.

        "Principal Raw Land": the parcels of Real Property of the Company and its Subsidiaries identified on Schedule P-1.

        "Priority Claims":  as defined in Article I of the Reorganization Plan.

        "Real Property": any and all real property and fix tures and interests in real property and fixtures, now owned or hereafter acquired by the Company or any Subsidiary.

        "Reorganization": with respect to any Multi-employer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reorganization Plan": the Restated Second Amended Joint Plan of Reorganization of General Development Corporation jointly proposed in the Reorganization Proceedings by the Company and the Official Unsecured Creditors' Committee, filed on October 9, 1991, with the Clerk of the

Bankruptcy Court, as modified by Modification filed March 9, 1992, a copy of which is attached hereto as Exhibit R-1.


        "Reorganization Proceedings": the cases commenced on April 6 and April 12, 1990 under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court by GDC (Case No. 90-12231-BKC-AJC), General Development Financial Services, Inc. (Case No. 90-12232-BKC-AJC), General Development Resorts, Inc. (Case No. 90-12233 BKC-AJC), Town & Country II, Inc. (formerly Florida Residential Communities, Inc.) (Case No. 90-12234-BKC-AJC), Five Star Homes Group, Inc. (Case No. 90-12235-BKC-AJC), Five Star Homes, Inc. (Case No. 90-12338-BKC-AJC), GDV Financial Corporation (Case No. 90-12236-BKC-AJC) and Environmental Quality Laboratory, Incorporated (Case No. 90-12237-BKC-AJC).

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under Subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

        "Requirement of Law": as to any Person, the charter, the certificate of incorporation and bylaws or other orga nizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Accounts": the Disbursement Account (as defined in
Section 8.4 of the Reorganization Plan); the Disputed Claims Reserve
Account (as defined in Section 8.7 of the Reorganization Plan); any reserve of securities, utility-satisfied lots, cash or other assets that is es tablished pursuant to the Reorganization Plan, the Homesite Program, or any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, to satisfy requests for utility service; and any reserve of securities or cash established to fund road or other improvements pursuant to any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, including, without limitation: the Division Class 14 Utility Fund Trust Agreement and the Improvement Fund Trust Agreement, executed by and among the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes, the Company and the Trustee, the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust

Agreement executed by and between the Company and the Trustee, the Class 14 Utility Lot Trust Agreement executed by and between the Company and the Trustee, as described in Section 7.6 of the Reorganization Plan, if any.

        "Responsible Officer": the chief executive officer and the president of the Company, or with respect to corporate proceedings, the secretary or any assistant secretary of the Company, or, with respect to financial matters, the chief financial officer or treasurer of the Company.

         "Reverse Stock Split": the proposal to amend the Company's restated certificate of incorporation to effect, if subsequently determined by the Company's board of directors, a reverse stock split of the Company's outstanding common stock as of 5:00 p.m. (Florida time) on the effective date of the amendment (the "Reverse Split Effec tive Date"), pursuant to which each 100 shares or 200 shares (as determined by the Company's board of directors in its discretion) then outstanding will be converted into one share (the "Reverse Stock Split"), and to effect a forward split of the Company's common stock as of 6:00 a.m. (Florida time) on the day following the Reverse Split Effective Date, pursuant to which each share of common stock then outstanding as of such date will be converted into the number of shares of the Company's common stock that each share represented immediately prior to the Reverse Split Effective Date, all as set forth in the Company's proxy statement dated April 22, 1996, provided that the Lender consents thereto in writing in its sole and absolute discretion prior to the commencement thereof.

        "Revolving Loan Agreement": the Second Amended and Restated Revolving Loan Agreement dated as of September 30, 1996 by and among the Company, the Revolving Loan Bank, and Foothill Capital Corporation, a California corporation, as collateral agent for the Revolving Loan Bank, pursuant to which the Revolving Loan Bank has agreed to make certain loans to the Company, together with all amendments, modifications, extensions, substitutions and renewals thereof.

        "Revolving Loan Bank": Foothill Capital Corporation, a California corporation, and its successors and assigns.

        "Revolving Loans": the Revolving Loans outstanding from time to time under the Revolving Loan Agreement.

        "Sale and Leaseback": any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or Subsidiary.

        "Section 365(j) Property": the property now or here after made subject to substitute Liens in favor of Homesite Purchasers (as defined in the Reorganization Plan) pursuant to Section 5.2.2 of the Reorganization Plan.

        "Secured Creditor": collectively, the holder or holders from time to time of the Secured Obligations.

        "Secured Floating Rate Note Agreement": the Second Amended and Restated Secured Floating Rate Note Agreement dated as of September 30, 1996 among the parties to the Revolving Loan Agreement, together with all amendments, modifications, extensions, substitutions and renewals thereof.

        "Secured Floating Rate Notes": the notes issued pursuant to the Secured Floating Rate Note Agreement.

        "Secured Note Documents": this Agreement, the Note, the Subsidiary Guaranty and the Security Documents.

        "Secured Obligations": collectively, all Obligations now or hereafter owed under this Agreement, the Due Diligence Fee Agreement or any Secured Note Document together with, after the issuance of the Preferred Stock, all Obligations owed to the holders of such Preferred Stock pursuant to Section 8 of the Certificate of Designation or, after the occurrence of an Event of Default, as defined in the Certificate of Designation, pursuant to Section 7.2 of the Investment Agreement.

        "Security Agreements": the Personal Property Security Agreement, the Deposit Account Security Agreement, and any other security agreements, between the Company and/or a Subsidiary and Secured Creditor or Collateral Agent, as the same may be amended supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries assign and grant a security interest in Homesite Contracts Receivables and Commercial Receivables and Personal Property of the Company or Subsidiaries to Secured Creditor or Collateral Agent, for the benefit of Secured Creditor, as required by this Agreement.

        "Security Documents": the Stock Pledge Agreement, the Joint Venture Pledge Agreement, the Security Agreements, the Mortgages, the Deed of Trust, the Junior Assignments, the Company Operating Account Control Agreement, any cash collateral account agreements, and any and all other agreements, instruments, documents, financing statements, assignments, notices, mortgages and other written matter necessary or reasonably required by Secured Creditor or Collateral Agent at any time to create, perfect, maintain or continue Secured Creditor's and Collateral Agent's Lien in the Collateral, together with all amendments, modifications, extensions, substitutions and renewals thereof.

        "Shareholders' Equity": as to any corporation, an amount equal to the excess of the assets of such corporation over its liabilities (including minority interests), determined in accordance with GAAP, and as shown on the most recently prepared applicable balance sheet of such corporation.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multi-employer Plan.

        "SPUD Subsidiary":  as defined in Section 7.2(h).

        "Stock Pledge Agreement": the Junior Stock Pledge Agreement, in the form of Exhibit S-1, to be executed on or before the Issuance Date among the Company, each of its Subsidiaries and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which the Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the benefit of Secured Creditor.

        "Subsidiary": as to any Person, a corporation, partnership, trust (exclusive of any trust created in connec tion with a Reserve Account) or other entity of which shares of stock, partnership interests, beneficial interests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, trust (exclusive of any trust created in connection with a Re serve Account) or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Unless otherwise indicated, all references to a Subsidiary or Subsidiaries of the Company shall not mean, include, or refer to the Unrestricted Subsidiaries or the Joint Ventures.

        "Subsidiary Guaranty": the Subsidiary Guaranty, in the form of Exhibit S-2, to be executed on or before the Issuance Date by the Company and each of its Subsidiaries in favor of Collateral Agent, for the benefit of Secured Creditor, as the same may be amended, supplemented or otherwise modified from time to time.

        "Subsidiary Property Under Development": collectively, the Real Property of any Subsidiary which is acquired for the purpose of being developed, or which is in the process of being improved or developed, either by the construction of roads, curb cuts, sewer and water facilities or other improvements, or by the construction of residential units and appurtenances thereto.

        "Subsidiary Stock": the Capital Stock of any and all Subsidiaries (including the Unrestricted Subsidiaries).

        "Tax Servicing Contracts": collectively, the tax servicing contracts required to be delivered under the Foothill Loan Documents, and all amendments, modifications, extensions, substitutions and renewals thereof.

        "Total Real Property": collectively, the Real Property and the JV Real Property.

        "Total Unsecured Claims": as defined in Article I of the Reorganization Plan.

        "Transaction Documents": the Secured Note Documents, the Intercreditor Agreement, the Investment Agreement, the Due Diligence Fee Agreement, the Preferred Stock, the Warrants, the Certificate of Designation relating to the Preferred Stock, and each exhibit, schedule, certificate and document to be executed or delivered pursuant hereto or thereto, each as from time to time amended, supplemented or otherwise modified.

        "Trust Property": the real property held in trust pursuant to (a) Trust Agreement No. 06-01-009-6082101, dated as of January 17, 1991, by and between NCNB National

        Bank of Florida, as Trustee for the benefit of the Company, the Beneficiary, (b) Trust Agreement No. 06-01-009-6081954, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company, the Beneficiary, (c) Trust Agreement No. 06-01-009-6082655, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of the Company and General Development Financial Services, Inc., the Beneficiaries, and (d) Trust Agreement No. 2, dated as of May 31, 1991, by and between Jake Gamble, Esquire, as successor Trustee for the benefit of the Company and Cumberland Cove, Inc., the Beneficiaries.

        "Unrestricted Subsidiaries": collectively, (a) the direct or indirect subsidiaries of the Company listed on Schedule U-1, and (b) any other direct or indirect subsidiary of the Company that is formed or acquired after the date hereof, that does not have or make any investment in any Joint Venture (nor was formed or acquired for the purpose of having or making any such investment), and that the Lender agrees in writing shall constitute an Unrestricted Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which Schedule U-1 automatically shall be deemed to be amended to reflect the inclusion on such schedule of such new Unrestricted Subsidiary; and "Unrestricted Subsidiary" means any one of them.

        "Unsecured Cash Flow Notes": the "New Unsecured Cash Flow Notes," as defined in Article I of the Reorganization Plan.

        "Unsold Housing Inventory": as at any date, all Housing Inventory applicable to Unsold Residential Dwelling Units.

        "Unsold Residential Dwelling Units": single-family dwelling units (whether detached or included within a townhouse, villa or cluster containing more than one such unit) or condominium units (excluding timeshare units) completed or under construction by the Company or any Sub sidiary that are not subject to a contract for sale to any third-party purchaser.

        "Warrants":  as defined in the Investment Agreement.

1.2      Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

        (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (e) References to "Sections", "subsections", Exhibits and Schedules are to Sections, Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

        (f) Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.

        (g) Except as may be expressly specified otherwise herein, each reference to an agreement or instrument amended, supplemented or otherwise modified from time to time means such agreement or instrument as amended, supplemented or modified in accordance with the terms hereof and thereof and the Intercreditor Agreement, if applicable.

SECTION 2.  ISSUANCE AND TERMS OF SECURED NOTE

         2.1 Note. The Lender hereby agrees that on the Issuance Date, subject to the terms and conditions set forth herein, (a) the Lender shall make a loan to the Company and the Mortgagor Subsidiaries in a principal amount to be specified by the Company, up to $10,000,000, and (b) the Company and the Mortgagor Subsidiaries shall execute and deliver to the Lender the Note. There shall be only one borrowing hereunder. If the initial loan to be made hereunder is less than $10,000,000 the Lender's commitment shall terminate with respect to any remaining portion of such $10,000,000.

         2.2 Payment of Note. The then outstanding principal amount of the Note shall be due and payable, and shall be paid in full by the Company and the Mortgagor Subsidiaries, on the Maturity Date. In addition: (a) a principal installment in an amount designated in writing by the Lender in its sole discretion to the Company on or before December 2, 1997, not to exceed the lesser of (x) the outstanding amount due under the Note and (y) $5,000,000, shall be due with respect to the Note on December 31, 1997, provided that if the Lender shall fail to designate any amount by such date, the amount of such installment shall be the lesser of (x) the outstanding amount due under the Note and (y) $5,000,000, and (b) in the event of any acceleration of the maturity of any of the principal of the Note pursuant to the provisions of Section 8 hereof or pursuant to the terms of the Note, such accelerated principal shall be immediately due and payable. The principal of the Note may be prepaid in whole or in part, from time to time, without premium or penalty. On any date that any principal is due and payable hereunder, anything herein to the contrary notwithstanding, all accrued and unpaid interest with respect to such principal likewise shall be due and payable on such date.

         2.3 Conversion of Note into Preferred Stock. The outstanding principal amount of the Note shall be convertible into Preferred Stock on the terms and subject to the conditions set forth in the Investment Agreement. All interest and other amounts (other than principal) theretofore accrued and owing hereunder or under the Due Diligence Fee Agreement shall be paid in full prior to or concurrent with such conversion. If the Note is converted into Preferred Stock and the Lender purchases an additional $15,000,000 of Preferred Stock as set forth in the Investment Agreement, the Company will be obligated to repurchase all such Preferred Stock on the happening of certain conditions set forth in the Certificate of Designation. From and after such conversion of the Note into Preferred Stock, the Note shall no longer evidence an indebtedness for borrowed money, and notwithstanding anything herein to the contrary the term Secured Obligations as used in this Agreement and each other Transaction Document shall not mean or include any indebtedness for principal or interest, but the Note shall remain in full force and effect to evidence the obligation of the Company to repurchase all such Preferred Stock under Section 8 of the Certificate of Designation and pay all other Secured Obligations then outstanding and the joint and several obligation of each and every Mortgagor Subsidiary to pay the Secured Obligations then outstanding shall continue to be secured by the Secured Note Documents.

         2.4      Interest Rates and Interest Payment Dates.

                  (a) From and after the Issuance Date, subject to Sections 2.4(b) and 2.10, as well before as after judgment, the Note at all times shall bear interest at a rate per annum equal to twenty percent (20%).

                  (b) Section 2.4(a) notwithstanding, but subject to Section 2.10, from and after the occurrence and during the continuance of an Event of Default and in any event at all times after a Negative Shareholder Vote, the Note and all amounts due hereunder and not paid at all such times shall bear interest at a per annum rate, as well before as after judgment, equal to twenty-three percent (23%) (the "Default Rate").

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that from and after the occur rence and during the continuance of an Event of Default interest accruing pursuant to paragraph (b) of this Section 2.4 also shall be payable on demand.

         2.5      Computation of Interest and Fees.

                  (a) Interest on the Notes and fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding in the absence of manifest error.

         2.6 Pro Rata Treatment and Payments. If the Note is replaced with multiple Notes pursuant to Section 10.6, each payment (including each prepayment) by the Company on account of principal of and interest on such Notes shall be made pro rata according to the respective outstanding principal amounts of the Notes. All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to noon, New York City time, on the due date thereof, in Dollars and in immediately available funds to the following account: FBO: Apollo Real Estate Investment Fund II, L.P.-Operating Money Market Account, Chase Manhattan Bank, 380 Madison Avenue, ABA #: 021-000-021, Account #: 230-211755. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at then-applicable rate during such extension.

         2.7 Taxes. Any Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Lender (a) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (b) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Company two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such the Lender so advises the Company and any other Lenders. Such Lender shall certify (a) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (b) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         2.8 Use of Proceeds. The proceeds of the issuance of the Note hereunder shall be used only for the lawful and permitted corporate purposes relating to the Company's domestic business specified pursuant to Section 5.1(z).

        2.9 Fees. The Company shall pay (a) to the Collateral Agent such fees as may be required under any agreement between the Company and the Collateral Agent with respect to compensation of the Collateral Agent in respect of its services, and (b) to each other person or entity to whom the Company has agreed to pay a fee in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby or thereby, such fees as may be required under such agreement; provided in each case that such agreement has been approved by the Lender.

         2.10 Maximum Interest Rate. Nothing contained in this Agreement, the Note or any other Transaction Document shall require the Company or the Mortgagor Subsidiaries to pay interest at a rate exceeding the maximum rate permitted by applicable law. If the amount of interest paid or payable on any Interest Payment Date, computed pursuant to applicable law and the Transaction Documents, would exceed the maximum amount permitted by applicable law to be charged, the amount of interest paid or payable on such Interest Payment Date shall be automatically reduced to such maximum permissible amount and the excess applied to principal or, if no principal shall be outstanding and such amount has been paid, returned to the payor. If the amount of interest payable to the Lender in respect of any interest computation period is reduced pursuant to the preceding sentence of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to applicable law and the Transaction Documents, would be less than the maximum amount permitted by applicable law to be charged, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid had been increased pursuant to this sentence exceed the aggregate amount by which interest has theretofore been reduced pursuant to the preceding sentence of this Section.

SECTION 3.  COLLATERAL

         3.1 Liens in Subsidiary Stock, Contract Receivables, Real Property and Personal Property. To secure the prompt payment of the Secured Obligations, together with all costs, expenses, fees and other obligations payable by the Company or the Mortgagor Subsidiaries hereunder or under the Investment Agreement with respect to the Secured Obligations, on or before the Issuance Date the Company shall grant, and shall cause each Subsidiary to grant, to Collateral Agent a continuing Lien, junior to the Lien created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents, in and to all of the following property and interests in property of the Company and the Subsidiaries, except the Excluded Property, whether now owned or existing or hereafter acquired or arising, or in which the Company and the Subsidiaries now or hereafter have any rights, and wheresoever located, and all proceeds thereof ("Collateral"):

                  (a)      the Subsidiary Stock;

                  (b)      the Homesite Contracts Receivable;

                  (c)      the Commercial Receivables;

                  (d)      the Real Property; and

                  (e)      the Personal Property.

At such times as any Excluded Property is freed of contractual or legal restrictions against becoming subject to a Lien to secure the Secured Obligations or upon the distribution of any Trust Property to the Company or a Subsidiary (including an Unrestricted Subsidiary or Joint Venture), such property shall, automatically, become subject to the Liens created by the Security Documents, and the Company shall notify the Secured Creditor in writing of such event and take such further actions as may be required by the Secured Creditor and/or Collateral Agent to evidence and perfect such Liens; provided that, in no event, shall a Lien be granted on any assets required to be placed in a Reserve Account pursuant to the Reorganization Plan or the Homesite Program.

         3.2 Security Documents. To evidence and perfect the Liens of the Secured Creditor and Collateral Agent in the Collateral in accordance with applicable law, on or before the Issuance Date the Company shall execute and deliver and will cause the Subsidiaries to execute and deliver, to Collateral Agent the Security Documents, which Security Documents will be delivered to the Lender and filed and recorded, and the Company will deliver, and shall cause the Subsidiaries to deliver (or, if such Collateral shall be in the possession of the collateral agent for the holders of the Foothill Debt, shall cause such agent to acknowledge that it is holding such Collateral for the benefit of the Lender as well as the holders of the Foothill Debt) to Collateral Agent any Collateral if the perfection of a Lien against such Collateral requires possession thereof for purposes of perfecting such Liens, all at the cost and expense of the Company. Specifically, but without limiting the generality of the foregoing, on or before the Issuance Date the Company will do, and will cause the Subsidiaries to do, the following, subject in each case to the senior and prior Liens created by, and securing the obligations of the Company and Subsidiaries under, the Foothill Loan Documents:

                  (a) Stock Pledge. To evidence and perfect the Liens of Collateral Agent in the Subsidiary Stock, the Company and the Subsidiaries owning other Subsidiaries or Unrestricted Sub sidiaries shall execute and deliver the Stock Pledge Agreement and will execute and deliver related undated stock powers executed in blank by the Company and shall deliver all original certificates representing the Subsidiary Stock to Collateral Agent and will cause all issuers of Subsidiary Stock to execute and deliver pledge acknowledgments pursuant to the Stock Pledge Agreement.

                  (b) Homesite Contracts Receivables and Commercial Receivables. To evidence and perfect the Liens of Collateral

Agent in the Homesite Contracts Receivable and Commercial Receivables, the Company and the Subsidiaries will execute and deliver to Collateral Agent the Security Agreements, together with related financing statements, which will be filed and recorded in accordance with applicable law, and the Company and Subsidiaries shall duly endorse any and all promissory notes included in the Homesite Contracts Receivable and Commercial Receivables to the order of Collateral Agent and shall deliver such promissory notes and the related mortgages or deeds of trust to Collateral Agent or its designee, and shall execute and deliver assignments of promissory notes and mortgages or deeds of trust, filed and recorded in accordance with applicable law, and, as to Commercial Receivables acquired following March 31, 1992, accompanied by ALTA title insurance policies naming Collateral Agent as the insured mortgagee thereunder.

                  (c) Real Property. To evidence and perfect the Liens of Collateral Agent in the Real Property, the Company shall execute and deliver to Collateral Agent the Mortgages, and the Mortgagor Subsidiaries shall execute and deliver to Collateral Agent the Mortgages and Deed of Trust, as applicable, and related financing statements encumbering such Real Property, which will be filed and recorded in accordance with applicable law, accompanied by ALTA title insurance policies insuring Secured Creditor's Lien represented thereby, and, if requested by Secured Creditor, surveys of such Real Property.

                  (d) Joint Venture Pledge. To evidence and perfect the Liens of Collateral Agent in the interests of the Venture Subsidiaries in the Joint Ventures, the Company will cause the Venture Subsidiaries to execute and deliver the Joint Venture Pledge Agreement and all requisite consents in respect of such Liens.

                  (e) Personal Property. To evidence and perfect the Liens of Collateral Agent in the Personal Property, the Company and Subsidiaries shall execute and deliver to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law, and, to the extent that the Personal Property comprises Investments or Bank Accounts, the Com pany and Subsidiaries shall take the following actions:

                              (i) with respect to any Investment or Bank
         Account which is or becomes evidenced by an agreement, instrument, certificate or document, including promissory notes, stock certificates, bonds, debentures, securities and certificates of deposit, the Company shall from time to time deliver, or shall from time to time cause such Subsidiary to deliver, the original thereof to the Collateral Agent, together with appropriate assignments and endorsements or other specific evidence of assignment thereof to the Collateral Agent, in form and substance acceptable to the Collateral Agent;

                              (ii) with respect to any Investment or Bank
         Account which is not certificated or otherwise evidenced as described in clause (i) above, including uncertificated securities and depository and other accounts maintained with financial institutions and any other Persons, the Company shall notify the Secured Creditor thereof and take, or cause such Subsidiary to take, any and all steps which are required by the Secured Creditor for purposes of perfecting the Collateral Agent's Lien therein;

                              (iii) the Company shall keep the Secured
         Creditor informed of any and all Bank Accounts maintained by the Company or any such Subsidiary with any financial institution or other Person and, if requested by the Secured Creditor, the Company or any such Subsidiary shall execute a cash collateral account agreement in form and substance satisfactory to the Secured Creditor, pursuant to which the Lien of Collateral Agent in such Bank Accounts is perfected and preserved; and

                              (iv) if deemed by the Secured Creditor, in its sole discretion, to be necessary for purposes of perfecting the Lien of the Collateral Agent in any Bank Account, the Company shall transfer to and maintain in a cash collateral account, and shall cause the Subsidiaries to transfer to and maintain in a cash collateral account, the funds in each such Bank Account and, if deemed necessary by the Secured Creditor, shall execute and cause any such Subsidiary to execute a cash collateral account agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which the Lien of Collateral Agent in such Bank Account shall be perfected and pre served; provided, however, the Company shall not be required to deposit the residual, remainder or beneficial interest of the Company and any such Subsidiary in the Reserve Accounts, the Claims Disbursement Accounts and other escrow, restricted, custodial and fiduciary accounts until such time as all amounts required to be disbursed to the intended beneficiaries thereof have been disbursed and the residual or remainder is available to the Company and its Subsidiaries for deposit in an unrestricted account.

                  (f) Additional Acts. The Company shall, and shall cause the Subsidiaries to, take all actions and execute all documents deemed necessary by the Secured Creditor or Collateral Agent to ensure that, upon the issuance of the Note, the Secured Creditor or Collateral Agent, for the benefit of the Secured Creditor, shall have a security interest in the Collateral granted by the Security Documents junior only to the Liens thereon established under the Foothill Loan Documents. If the perfection or recordation of Collateral Agent's Lien or the Lien of the Secured Creditor pursuant hereto upon any Collateral acquired hereafter by the Company or any Subsidiary requires any additional act of possession or filing or recordation of any Security Document, the Company shall notify the Secured Creditor of the acquisition of such Collateral and, at the Secured Creditor's request, the Company shall execute and deliver and shall cause the Subsidiaries to execute and deliver such Security Documents for filing or recordation and deliver such items of Collateral as Collateral Agent or the Secured Creditor may reasonably request for purposes thereof and the Company shall pay the cost of preparing any such Security Documents and the filing and recordation thereof. Without limiting the generality of the foregoing, the Company agrees to, and to cause each Subsidiary (other than with respect to property required to be released pursuant to Section 3.6) to notify the Secured Creditor upon the acquisition of any Real Property acquired after the date hereof, except as provided by Section 3.6, and upon request of the Secured Creditor, to provide to the Secured Creditor an appraisal and an environmental report (each in form and substance satisfactory to the Secured Creditor) covering such property, and to cause such Real Property to be subjected to a Mortgage or Deed of Trust in favor of Collateral Agent for the benefit of Secured Creditor. With respect to any such Mortgages or Deed of Trust, the Company or such Subsidiary shall deliver to the Secured Creditor the following, all in form and substance satisfactory to the Secured Creditor: (i) executed Mortgages or Deed of Trust and financing statements encumbering such property and (ii) ALTA lenders' extended coverage policies of title insurance on such property, in liability, amount and form and issued by a title company satisfactory to the Secured Creditor showing the Mortgage or Deed of Trust as a perfected lien upon the property, subject only to Liens permitted pursuant to
Section 7.3 and such other exceptions as may be approved by the Secured Creditor in writing, together with endorsements reasonably required by the Secured Creditor and affirmative assurances that the improvements are wholly located within the boundaries of the insured land.

         3.3 Section 365(j) Property. Pursuant to the Reorganization Plan and the Confirmation Order, the Company has designated the property which comprises the Section 365(j) Property, which property, at the time of execution of the mortgage encumbering the Section 365(j) Property in favor of the trustee for the holders of Section 365(j) Liens, had a value, as appraised pursuant to the Company's land plan book dated May, 1991, no greater than 120% of the value of the Section 365(j) Liens established pursuant to the Reorganization Plan. The Liens granted to Collateral Agent pursuant hereto in the Section 365(j) Property are subordinate to the Liens of the Section 365(j) Liens and Collateral Agent shall not be permitted to exercise its rights or remedies of foreclosure against such property or exercise any other rights with respect to such property until such time as the Section 365(j) Liens have been satisfied or have been transferred to other property acceptable to the Bankruptcy Court.

         3.4      [intentionally omitted]

         3.5 Subordinations and Releases of Mortgage and Related Personal Property Liens.

                  (a)      [intentionally omitted]

                  (b) At such times as Liens are granted by the Company or any Subsidiary, as permitted pursuant to Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided the Secured Creditor has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in
Section 7.3(n) have been satisfied, the Secured Creditor shall instruct Collateral Agent to and Collateral Agent shall execute documentation subordinating the Lien of the Mortgages to such Liens, in form and substance satisfactory to the Secured Creditor and Collateral Agent, unless such Real Property qualifies for the release provisions in Section 3.5(c), in which event the provisions of Section 3.5(c) shall apply.

                  (c) At such time as Liens are granted by any Subsidiary, as permitted by Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided the Secured Creditor has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, the Secured Creditor shall instruct Collateral Agent to and Collateral Agent shall release the Lien of the Mortgages on any Subsidiary Property Under Development if (i)(x) such Real Property is financed under the acquisition and project financing provisions of Sections 7.2(f) or 7.2(j), and (y) the terms of such financing prohibit subordinate Liens upon such Real Property, or
(ii) such Real Property is contributed by the Company to a Subsidiary pursuant to Section 7.8(g). The Company shall use reasonable efforts to cause any lender/seller providing the acquisition and/or project financing on Subsidiary Property Under Development to permit the subordination of Collateral Agent's Liens on such Subsidiary Property Under Development, and thereby to eliminate the need for Collateral Agent to release its Liens on such Subsidiary Property Under Development. In connection with the release of any Liens on Subsidiary Property Under Development pursuant to this Section 3.5(c), upon the request of the Company, Secured Creditor shall instruct Collateral Agent to, and Collateral Agent shall, release any Liens upon any Personal Property related to, and integral to the use of, the Real Property being released; provided that the Company provides a detailed list of such Personal Property to be released in form and substance satisfactory to Secured Creditor. If such lender/seller will permit such subordination, then, notwithstanding the foregoing provisions of this Section 3.5(c), Collateral Agents's Liens on such Subsidiary Property Under Development will not be released and will become subordinate Liens pursuant to documentation in form and substance satisfactory to Secured Creditor.

                  (d)      [intentionally omitted]

        3.6 Subsidiary Guaranties. The payment and performance by the Company of its obligations under this Agreement and the other Transaction Documents, and any and all other liabilities of the Company to the Secured Creditor or Collateral Agent, whether now existing or hereafter created or acquired, are and shall continue to be guaranteed by any and all Subsidiaries, which are and shall continue to be evidenced by guarantees in the form of the Subsidiary Guaranties. The Company shall cause any entity becoming a Subsidiary after the date hereof to execute and deliver counterparts of the Transaction Documents to which Subsidiaries of the Company are parties (other than the Note, the Note Agreement and the initial Mortgages recorded in Florida), including the Subsidiary Guaranties and the Security Documents, and to take all such steps as shall be necessary to create in favor of the Collateral Agent duly perfected and recorded Liens securing the Secured Obligations. In the case of any subsequent Florida Mortgages executed by such subsequent Subsidiaries to secure their obligations under the Subsidiary Guaranties, the amount of recovery under such subsequent Mortgages shall be limited to an amount not greater than the value of the respective additional mortgaged property.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to Secured Creditor that:

         4.1     Financial Condition.

                 (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, a copy of which has been furnished to the Lender, fairly and accurately present the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                 (b) The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at September 30, 1996, and the related consolidated statements of income and cash flows for the three months and fiscal year then ended, a copy of which has been delivered to the Lender, fairly and accurately presents the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three months, and fiscal year, then ended (subject to normal year-end adjustments) and a Responsible Officer has so certified to the Lender.

                 (c)      All such financial statements described in clauses
(a) and (b) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for such inconsistencies as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in Schedule 4.1. Since September 30, 1996 there has been no sale, transfer or other disposition or agreement therefor by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at September 30, 1996, except as described in Schedule 4.1 or consented to in writing by the Lender in its sole discretion.

                 (d) The three-year Management Business Plan update for the period 1996-1998 delivered to the Lender prior to the date hereof (i) was prepared in good faith upon assumptions believed by the Company to be reasonable, it being understood that the projections therein contained as to future events are subject to certain uncertainties and contingencies which are beyond the control of the Company and may be significant, and thus no assurance can be given that such projections will be realized, and (ii) presents fairly, in all material respects, the actual results of operations of the Company and Subsidiaries for the period from January 1, 1996 through the date thereof, in accordance with GAAP, subject to recurring year-end audit adjustments and the absence of footnotes.

         4.2 No Material Adverse Change. Since September 30, 1996, (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, except such developments or events or prospective developments or events as have been disclosed by the Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have been delivered to the Lender or as set forth on Schedule 4.2, and
(b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. As of the date hereof and the Issuance Date, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would affect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorganization Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change the provisions, of this Agreement or any other Transaction Document.

         4.3 Corporate Existence; Compliance with Law. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any such Subsidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         4.4     Corporate Power; Authorization; Enforceable Obligations.

                 (a) The Company. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Note and other Transaction Documents, and to borrow hereunder and perform the terms thereof and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents including the issuance of the Preferred Stock and the Initial Warrants, except for shareholder action necessary to authorize (i) the Preferred Stock, (ii) the Common Stock of the Company issuable upon conversion of the Preferred Stock and exercise of the Warrants and (iii) issuance of the Warrants. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Transaction Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, and as remain in full force and effect. This Agreement and the other Transaction Documents to which the Company is party have been or will be, duly executed and delivered on behalf of the Company. This Agreement, and each other Transaction Document executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 (b) Subsidiaries. Each of the Subsidiaries (including Unrestricted Subsidiaries) party to the Transaction Documents has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, and as remain in full force and effect. Each Transaction Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Transaction Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Note, the Subsidiary Guaranty and the other Transaction Documents, and the use of the proceeds of the Notes will not violate (i) any Requirement of Law or (ii) except as disclosed on Schedule 4.5 hereto, any material Contractual Obligation of the Company or of any of its Subsidiaries or Unrestricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Note or other Transaction Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in the Company's filings with the Securities and Exchange Commission made prior to the date hereof, true and correct copies of which have been delivered to the Lender or on Schedule 4.6 hereto.

         4.7 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in the Company's filings with the Securities and Exchange Commission made prior to the date hereof, true and correct copies of which have been delivered to the Lender or on Schedule 4.7. No Default or Event of Default has occurred and is continuing. No default has occurred and is continuing under any of the Foothill Loan Documents or the indenture governing the Unsecured Cash Flow Notes.

         4.8 Ownership of Property; Liens. Each of the Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold interest in, all of the Collateral and all its other real property, and good title to all its other property necessary for the operation of its business, and none of such property of the Company or such Subsidiaries is subject to any Lien except as permitted by Section 7.3. To the best knowledge of the Company, after diligent inquiry, the Collateral includes all property of the Company and its Subsidiaries that is not Excluded Property.

         4.9 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which is not reasonably likely to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the knowledge of the Company, there exists no infringement upon the Intellectual Property rights of the Company and Subsidiaries by any other Person.

         4.10 Taxes. Each of the Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10.

         4.11 Federal Regulations. No part of the proceeds of the Note will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         4.12 ERISA. Except as disclosed on Schedule 4.12 or by letter to the Lender referring to this Section 4.12 delivered on or prior to the date hereof in accordance with Section 6.7(d), no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. The Company and each Commonly Controlled Entity are in substantial compliance with the applicable provisions of ERISA with respect to each Plan. The present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans (excluding for purposes of such computation any Single Employer Plans with respect to which the value of the assets exceed the present value of the
accrued benefits), by more than $4,600,000.   Neither the Company nor any
Commonly Controlled Entity is liable under Title IV of ERISA by reason of the termination of a Single Employer Plan or the withdrawal from a Single Employer Plan in which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code, including each Single Employer Plan, is qualified in operation under Section 401(a) of the Code and is qualified in form under Section 401(a) of the Code, except with respect to any required amendments with respect to which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw from all Multiemployer Plans in complete withdrawals within the meaning of
Section 4203 of ERISA as of the valuation dates for such plans most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent. Neither the Company nor any Commonly Controlled Entity is liable for fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(1) or 4071 of ERISA in an amount exceeding $50,000 in the aggregate at any time. There are no material claims (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or against the Company or any Commonly Controlled Entity in connection with any such Plan. Neither the Company nor any Commonly Controlled Entity is liable for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) except as required by Section 4980B of the Code and Section 601 of ERISA.

         4.13 Investment Company Act; Other Regulations. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         4.14      Subsidiaries and Joint Ventures.  The Subsidiaries listed on
Schedule 4.14(A) constitute all of the Subsidiaries and such schedule identifies the shareholders of such Subsidiary, the Joint Ventures listed on
Schedule 4.14(B) constitute all of the Joint Ventures and such schedule identifies all owners of the Joint Venture interests thereof and the percentage equity ownership of such owners, and neither the Company nor any Subsidiary other than a Venture Subsidiary owns any Joint Venture interest.

         4.15 Environmental Matters. Each of the representations and warranties set forth in paragraphs (a) through (g) of this Section is true and correct, except as disclosed on Schedule 4.15 or described in the certificate regarding environmental matters required pursuant to Section 5.1(i) or except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Material Adverse
Effect:

                   (a) The Total Real Property does not contain, and has not previously contained, therein, thereon, or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Law.

                   (b) The Company, its Subsidiaries, the Joint Ventures, the Total Real Property, and all operations and facilities at the Total Real Property, are in compliance with all Environmental Laws, and there are no Hazardous Materials or violations of any Environmental Law which could interfere with the continued operation of any of the Total Real Property or impair the fair saleable value of any thereof.

                   (c) Neither the Company nor any of its Subsidiaries nor any of the Joint Ventures has received any complaint or any notice of violation, alleged violation or investigation or of potential liability or designating any of such Persons as a potentially responsible party under any Environmental Law regarding environmental protection matters or environmental permit compliance with regard to the Total Real Property, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries or any of the Joint Ventures any such notice. Neither the Company nor any of its Subsidiaries nor any of the Joint Ventures has reported any releases of Hazardous Materials to any Governmental Authority.

                   (d) Hazardous Materials have not been generated, treated, stored or disposed of, at, on or under any of the Total Real Property in violation of any Environmental Law, nor have any Hazardous Materials been transferred from the Total Real Property to any other location in violation of any Environmental Law nor have there been any treatment, storage or disposal operations on any of the Total Real Property requiring any approval or permit from any Governmental Authority. Neither the Company nor any of its Subsidiaries nor any of the Joint Ventures has ever owned or operated or currently owns or operates any waste disposal or storage facilities, underground storage tanks or surface impoundments except as disclosed on
Schedule 4.15.

                   (e) There are no governmental or administrative actions or judicial proceedings pending or, to the knowledge of the Company, contemplated under any Environmental Laws to which the Company or any of its Subsidiaries or any of the Joint Ventures is or, to the knowledge of the Company, will be named as a party with respect to the Total Real Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Subsidiaries or any of the Joint Ventures or to any of the Total Real Property.

                   (f) There is no environmental condition associated with any of the Total Real Property which would impede the development thereof, including the presence of endangered or threatened species, or ecologically sensitive habitat or water rights or quality issues.

                   (g) Copies of all permits, authorizations and environmental reports for or with respect to the Total Real Property have been made available to the Lender.

         4.16 Indebtedness. Schedule 4.16 lists all Indebtedness (including available commitments) of the Company and its Subsidiaries as existing on the date hereof.

         4.17 Contingent Obligations. Schedule 4.17 lists all Guarantee Obligations of the Company and all Guarantee Obligations of any of its Subsidiaries.

         4.18 Restitution Program and Final Judgment. The Company and its Subsidiaries are in compliance with the "Restitution Program" and the "Final Judgment," as defined in the Reorganization Plan.

         4.19 Certain Fees. No broker's or finder's fee or commission will be payable with respect to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby except for the fee payable by the Company to Banker's Trust pursuant to an engagement letter dated August 3, 1995, as amended by a letter agreement dated February 29, 1996, which the Company agrees to pay, and the Company hereby indemnifies Secured Creditor against, and agrees that it will hold Secured Creditor harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.20 Disclosure. No representation or warranty of the Company or any of its Subsidiaries contained in any Transaction Document or in any other document, certificate or written statement furnished to Secured Creditor by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or any other Transaction Document contains any untrue statement of a material fact or omits to state a material fact (known to the Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Company (other than matters of an economic nature affecting business enterprises generally) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other written documents, certificates and statements furnished to Secured Creditor for use in connection with the transactions contemplated hereby.

         4.21 Insurance. The Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss and damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.21 is a complete and accurate description of all policies of insurance that will be in effect as of the Issuance Date for the Company and each of its Subsidiaries.

         4.22 Total Real Property Matters. The Company and each of its Subsidiaries (including the Joint Ventures) is in compliance with all development orders obtained by the Company and its Subsidiaries (including the Joint Ventures) with respect to any Total Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

         4.23 Reorganization Proceedings. The Company has delivered to the Lender true, correct and complete copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto or subsequent proceedings with the Bankruptcy Court. The Company and its Subsidiaries are in all material respects in compliance with the Reorganization Plan and Confirmation Order.

         4.24      Excluded Subsidiaries; Unrestricted Subsidiaries.

                   (a) The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                   (b) The Unrestricted Subsidiaries do not have, nor are they anticipated to have, any assets or revenues other than the assets disclosed on Schedule 4.24 as being owned by them and the revenues arising therefrom. The Unrestricted Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses disclosed on Schedule 4.24 as being conducted by them.

         4.25      [intentionally omitted]

         4.26 Bank Accounts. Schedule 4.26 (as amended from time to time by written notice to the Lender) is a true and correct list of all Bank Accounts of the Company and its Subsidiaries.

         4.27 Utility Fund Trusts. All of the Company's obligations under each of the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement, each dated December 8, 1992, and entered into by and between the Company and First Union National Bank of Florida as Trustee have been fully funded in the amount of $10,000,000.

         4.28      [intentionally omitted]

         4.29 SPUD Subsidiaries. Except as disclosed on Schedule 4.29, no Subsidiary is a SPUD Subsidiary.

         4.30 DRI and Zoning. The representations and warranties set forth in Schedule 4.30 are by this reference incorporated herein as though fully set forth and made in this Section 4.30.

SECTION 5.  CONDITIONS PRECEDENT

         5.1 Conditions to Issuance. The obligation of the Lender to accept the Note and make the loan contemplated hereby is subject to the satisfaction, or waiver by the Lender, on or before May 22, 1997, of the following conditions precedent:

                 (a) Secured Note Documents. The Lender shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and the Mortgagor Subsidiaries, (ii) a Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company and the Mortgagor Subsidiaries, (iii) each other Secured Note Document conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company or each of its Subsidiaries (including each of the Unrestricted Subsidiaries as to its Acknowledgment under the Stock Pledge Agreement), as the case may be, which are parties to such Secured Exchangeable Note Document, (iv) each other Transaction Document, executed and delivered by a duly authorized officer of each party thereto, (v) copies, certified as true and correct copies by a Responsible Officer, of the Security Documents and (vi) in form and substance satisfactory to the Lender and Collateral Agent, a duly executed agreement with local counsel or representatives with respect to certain collateral-related services to be provided thereby to the Lender and Collateral Agent, respectively.

                 (b) Corporate Proceedings of the Company. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender and dated on or prior to the date hereof, of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Note, and the other Transaction Documents to which it is a party, certified by the secretary or an assistant secretary of the Company as of the Issuance Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to the Lender.

                 (c) Corporate Proceedings of the Subsidiaries. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender and dated on or prior to the date hereof, of the Board of Directors of each Subsidiary which is a party to any Transaction Document authorizing the execution, delivery and performance of the Transaction Documents to which it is a party, certified by its secretary or an assistant secretary as of the Issuance Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to the Lender.

                 (d) Corporate Documents. The Lender shall have received true and complete copies of (i) the certificate or articles of incorporation of the Company and each of its Subsidiaries which is a party to any Transaction Document certified by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the Issuance Date, (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Transaction Document certified as of the Issuance Date by its secretary or an assistant secretary, (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Transaction Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the Issuance Date and
(iv) incumbency and signature certificates for the Company and each Subsidiary executing any Transaction Document as of the Issuance Date.

                 (e) Other Documents. The Lender shall have received copies, certified as true and correct by a Responsible Officer, of (i) the indenture relating to the Unsecured Cash Flow Notes and the Foothill Loan Documents, each as amended through the Issuance Date, and (ii) the Business Plan and the Beige Book.

                 (f) No Violation. The consummation of the transactions contemplated hereby and by the other Transaction Documents shall not contravene, violate or conflict with, nor involve Secured Creditor in any violation of, any Requirement of Law.

                 (g) Consents, Authorizations, and Filings. The Lender shall have received a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 and in any similar provision of any of the other Transaction Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and filing shall be in form and substance satisfactory to the Lender.

                 (h) Legal Opinions. The Collateral Agent and the Lender shall have received executed legal opinions dated as of the Issuance Date in form and substance satisfactory to the Lender:

                          (i) Arent Fox Kintner Plotkin & Kahn, counsel to the Company and its Subsidiaries;

                          (ii) corporate counsel to the Company and its Subsidiaries;

                          (iii) Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A., special Florida counsel to the Company and its Subsidiaries;

                          (iv) Chambliss & Bahner, special Tennessee counsel to the Company and its Subsidiaries; and

                          (v) Carlton Fields Ward Emmanuel Smith & Cutler, P.A., special Florida counsel to the Lender and Collateral Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Transaction Documents as the Lender may reasonably require.

                 (i) Certification as to Environmental Matters. The Lender shall have received a certificate of a Responsible Officer (i) stating that the Company is not aware of any environmental matters in connection with any of the Total Real Property which could reasonably be expected to result in a liability to the Company or any Subsidiary or any Joint Venture in excess of $200,000 except as listed on a schedule attached to such certificate and (ii) certifying that the Company has made, and agreeing that the Company will continue to make, available to the Lender copies all notices, citations, requests for information and reports from the Environmental Protection Agency, Florida Department of Environmental Regulation or other Federal, state or local environmental regulatory agency having jurisdiction over any of the Total Real Property, and any report or audit prepared by a private company with respect thereto.

                 (j) Continued Perfection of Security Interests. The Company and its Subsidiaries party to any of the Security Documents shall have taken or cause to be taken all such actions deemed necessary or desirable by Collateral Agent to ensure that Collateral Agent or Secured Creditor has and continues to have a valid and perfected security interest in the Collateral granted by the Security Documents subject to the Liens permitted pursuant to this Agreement and the Security Documents (and the Lender and Collateral Agent shall have received satisfactory evidence thereof). Such action shall include:
(i) the delivery by the Company pursuant to the Stock Pledge Agreement of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and the Lender) representing all Subsidiary Stock; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by each of the Company and each of its Subsidiaries as to the Collateral granted by each such party for all jurisdictions as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; and
(iii) evidence reasonably satisfactory to Collateral Agent and the Lender that all other filings, recordings and other actions Collateral Agent and the Lender deems necessary or advisable to establish, preserve and perfect the Liens and the priority thereof granted to Collateral Agent and the Lender hereunder shall have been made.

                 (k) Real Property Matters. The Lender shall have received: (i) such Mortgages and Deeds of Trust as may be requested by the Lender, in each case in form and substance satisfactory to the Lender and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Secured Obligations and other amounts due hereunder and under the other Transaction Documents, together with new ALTA lender's extended coverage policies of title insurance or amendments of the existing ALTA lender's extended coverage policies of title insurance on the Real Property encumbered by the Mortgages and Deeds of Trust in liability, amount and form issued by a title company satisfactory to the Lender showing the Mortgages and Deeds of Trust as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by the Lender in its sole discretion, together with any endorsements reasonably required by the Lender, and affirmative assurance that the improvements are fully located within the boundaries of the insured land; and (ii) in respect of the Total Real Property listed on Schedule 5.1(k) and subject to Section 5.3(a), copies of such appraisals, surveys, environmental audit reports, satisfactory evidence of entitlements (including so-called "zoning letters"), and other documents as the Lender may request, each as specified or contemplated on Schedule 5.1(k). The legal descriptions of real property Collateral shall be satisfactory to Lender and its local counsel.

                 (l)      [intentionally omitted]

                 (m)      [intentionally omitted]

                 (n)      [intentionally omitted]

                 (o) Evidence of Insurance. The Company shall have delivered to the Lender certificates of insurance naming Collateral Agent on behalf of Secured Creditor as loss payee under the casualty and surety policies required pursuant to Section 6.5.

                 (p) No Material Adverse Effect. On the Issuance Date, the Lender shall have received an officer's certificate executed by a Responsible Officer stating that no Material Adverse Effect has occurred since September 30, 1996.

                 (q) Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto, and the Lender shall have received a fully executed copy thereof in form and substance satisfactory to the Lender.

                 (r) Fees, Costs, and Expenses. The Company shall have paid, when and as invoiced: (i) to the Lender all fees, costs, and expenses of the Lender and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the other Transaction Documents, and any other documents executed in connection herewith or therewith; and (ii) to the Collateral Agent all fees, costs, and expenses of Collateral Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, any other Transaction Documents to which it is a party and any other documents executed in connection herewith or therewith.

                 (s) Borrowing Request. The Company shall have delivered a Borrowing Request, signed by a Responsible Officer, specifying the amount of the borrowing requested and the date such borrowing is to be made and certifying, as of the date of such certificate and the date of such borrowing, to the fact that no Default or Event of Default has occurred and that each representation and warranty of the Company or any Subsidiary contained in this Agreement and each other Transaction Document was true and correct in all material respects when made and on as of the date of such certificate and the date of such borrowing.

                 (t)      [intentionally omitted]

                 (u) Consents under Certain Loan Documents. Any consents necessary under the terms of the Security Documents and other Foothill Loan Documents in connection with the transactions contemplated by the Transaction Documents shall have been obtained and shall be in form and substance satisfactory to the Lender.

                 (v) Other Matters. The Company shall have made available to the Lender such other documents and information, or taken such other actions, as the Lender may reasonably request.

                 (w) Addressee. Each certificate delivered to the Lender under this Section 5 shall be addressed to Secured Creditor.

                 (x) Tax Servicing Contracts. Provision reasonably satisfactory to the Lender and Collateral Agent shall have been made for delivery to each of them of all reports and information delivered to the holders of the Foothill Debt pursuant to any Tax Servicing Contracts existing in favor of such holders in respect of Real Property located in Florida and Tennessee.

                 (y) Due Diligence Fee Agreement. The Company and the Lender shall have executed and delivered the Due Diligence Fee Agreement.

                 (z) Use of Proceeds. The Lender shall have received an officer's certificate executed by a Responsible Officer specifically describing the use to be made of the proceeds of the issuance of the Note and the Lender shall approve such use, in its sole and absolute discretion.

                 (aa) Collateral Agent. A Person reasonably satisfactory to the Lender shall have agreed to serve as Collateral Agent under the Transaction Documents and shall have executed and delivered each Transaction Document to which the Collateral Agent is a party.

         5.2     [intentionally omitted]

SECTION 6.  AFFIRMATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof and until the "Closing Date" (as defined in the Investment Agreement) and thereafter at any time while there shall be due and owing and unpaid any Repurchase Obligation under Section [8] of the Certificate of Designation, the Company shall, and shall cause each of its Subsidiaries to:

         6.1     Financial Statements.  Furnish to the Lender:

                 (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the and of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Lender;

                 (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidating balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

                 (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

                 (d) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such month, setting forth in each case in comparative form the figures for such month as set forth on the Business Plan and, beginning in fiscal year 1996, with a comparison to the same calendar month of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) (subject to normal year-end audit adjustments); and

                 (e) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter, projections by the Company of the operating cash flow budget of the Company and its Subsidiaries for (i) the following two fiscal quarters, prepared on a monthly basis and (ii) the two fiscal quarters thereafter, prepared on a quarterly basis, certified by a Responsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, the Company's best estimate of its future financial performance;

                 all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 Furnish, or cause each Subsidiary with an investment in a Borrowing Base Joint Venture to furnish, to the Lender:

                 (f) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the relevant Borrowing Base Joint Venture, a copy of the balance sheet of such Joint Venture as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; if such financial statements are required under the relevant Borrowing Base Joint Venture's governing or charter documents or other material agreement (including financing agreements) to be audited, then such financial statements shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants acceptable to the Lender;

                 (g) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of the relevant Borrowing Base Joint Venture, the unaudited balance sheet of such Borrowing Base Joint Venture as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments); and

                 (h) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited balance sheet of the relevant Borrowing Base Joint Venture as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such month, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments);

                 all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2     Certificates; Other Information.  Furnish to the Lender:

                             (i)   concurrently with the delivery of the
         financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, except as specified in such certificate;

                             (ii)  concurrently with the delivery of the
         financial statements referred to in Sections 6.1(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Company and each Subsidiary during such period has observed or performed the covenants of Section 7 and all other of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Note and in the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge that a Default or Event of Default has occurred and is continuing except as specified in such certificate, and, if a Default or Event of Default exists, stating the details thereof and what actions the Company proposes to take with respect thereto;

                             (iii) within five Business Days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders and all financial statements and reports which the Company or any of its Subsidiaries sends to the holders or trustee of any Unsecured Cash Flow Notes, and within five Business Days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                             (iv) within 10 Business Days after the same are delivered, copies of all financial statements and all material reports, management letters or other financial information prepared for its Board of Directors;

                             (v) on a monthly basis and, in any event, by no later than the 30th day of each month: (w) a detailed calculation of the Borrowing Base; (x) a summary listing, by Borrowing Base category, of the Total Real Property included directly or indirectly in the Borrowing Base and, by Joint Venture, of the investments of the Venture Subsidiaries in Joint Ventures, with, in each case, a summary reconciliation to such listing provided in respect of the prior month;
         (y) a detailed aging, by total, of the Homesite Commercial Receivables and of the Commercial Receivables and of the JV Receivables; and (z) a summary aging, by vendor, of the Company's accounts payable and any book overdraft; in each case, in form satisfactory to the Lender;

                             (vi) not later than the tenth Business Day of every month, the monthly Management Business Plan update for the previous month, in form substantially equivalent to that attached hereto as Schedule F-1;

                             (vii)   not later than the tenth Business
         Day of every month, the "Land Sales Report" for the previous month, in form substantially equivalent to that attached hereto as Schedule G-1; and

                             (viii)  promptly, such additional financial
         and other information as the Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or where the terms of this Agreement or the Reorganization Plan would prohibit such payment, discharge, or satisfaction.

         6.4 Conduct of Business and Maintenance of Existence. Subject to Sections 7.5, 7.6, 7.7 and 7.9: continue (a) to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (b) to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, full information as to the insurance carried. Each such policy of insurance shall name Collateral Agent as a loss payee thereunder and shall provide for at least thirty days prior written notice to Secured Creditor of any material modification or cancellation of such policies. On the Issuance Date and on each anniversary thereafter, the Company and its Subsidiaries shall submit to Secured Creditor certificates of insurance evidencing compliance with this
Section 6.5.

         6.6 Inspection of Collateral; Books and Records; Appraisals. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender with respect to the Company and its Subsidiaries, to inspect the Collateral and related properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and such Subsidiaries and with its independent certified public accountants. From time to time, if the Lender determines that obtaining appraisals is necessary or appropriate, the Lender will obtain appraisal reports from appraisers satisfactory to the Lender, stating then current fair market values of all or any portion of the Total Real Property. Anything herein to the contrary notwithstanding, the Company shall not be obligated to reimburse the Lender with respect to appraisals of the same particular item of Total Real Property that occur more frequently than once in any year, unless an Event of Default has occurred and is continuing or there has occurred a material adverse change in the value of the Collateral, in which case the Company shall be obligated to reimburse the Lender with respect to as many appraisals as the Lender deems necessary to conduct.

         6.7     Notices.  Promptly give notice to the Lender of:

                 (a)      the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Company or, to the knowledge of the Company, any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or, to the knowledge of the Company, any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting the Company or, to the knowledge of the Company, any of its Subsidiaries in which the amount involved is $250,000 or more and, not covered by insurance or in which injunctive or similar relief is sought;

                 (d) as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof, the occurrence or expected occurrence of any event or condition described in Section 4.12 which could reasonably be expected to result in liability of the Company or any Commonly Controlled Entity in excess of $100,000 and which is not reflected in the financial statements most recently delivered to the Lender pursuant to
Section 6.1; and

                 (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

                 Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         6.8     Environmental Laws.

                 (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                 (c) Defend, indemnify and hold harmless Secured Creditor, and its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by the Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section shall survive the payment of the Note and all other amounts payable hereunder.

         6.9 Business Plan. Furnish to the Lender on or before the tenth day following approval by the Company's Board of Directors, but in no event later than December 31 of each fiscal year and within 10 days (after approval by the Company's Board of Directors, if applicable) of any amendment, modification or update thereto, a Business Plan of the Company and its Subsidiaries for the next succeeding fiscal year in a form and in substance satisfactory to the Lender setting forth in reasonable detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fiscal year have been adopted by the Board of Directors of the Company. The Company and its Subsidiary shall at all times conduct their business substantially in accordance with the Business Plan and shall not materially modify or deviate from such Business Plan without the prior written approval of the Lender.

         6.10 Compliance with Other Transaction Documents. Comply with, and cause the Subsidiaries to comply with, all of the Transaction Documents.

         6.11 Dividends from Subsidiaries. Cause the Subsidiaries to pay dividends to the Company from the Net Cash Proceeds of any sales of assets (including Real Property Sales) to the extent not prohibited by law, including the proceeds of any utility condemnations; provided that proceeds from the sale of residential units, lots or tracts by Subsidiaries (a) from developed phases of a multi-phase project comprising Subsidiary Property Under Development may be used to pay all costs associated with development of the same phase or additional phases of the same project, including reasonable reserves for such anticipated costs during the period commencing on the date of sale to the date 180 days after the date of sale (excluding any costs which are an allocated share of corporate general and administrative expenses of the Company or any Subsidiary), and (b) from single phase projects comprising Subsidiary Property Under Development to the extent units, lots or tracts may be sold in accordance with applicable laws and regulations prior to completion of the projects may be used to pay all costs associated with development of such project (excluding any costs which are an allocated share of corporate general and administrative expenses of the Company or any other Subsidiary), in either case until the conclusion of the project, at and following which time all such proceeds shall be distributed to the Company. For purposes hereof, "conclusion of the project" shall mean the completion of structure or infrastructure development of the project (or, with multi-phase projects: (a) (i) the final phase of the project, or (ii) the sale of substantially all units thereon; and (b) the payment of the Indebtedness in respect of Subsidiary Property Under Development that prohibits such distributions) in accordance with the requirements of applicable laws and regulations.

         6.12      Supplemental Reports Regarding Real Property.

                   (a) Furnish to the Lender such supplemental title reports on the Real Property subject to the Deed of Trust and Mortgages as the Lender may reasonably request from time to time; provided the Company shall not be required to provide such supplemental reports more than once per quarter.

                   (b) No later than 60 days after the Issuance Date, the Company shall deliver to the Lender such third party appraisals, environmental reports, surveys, and ALTA title policies, as would have complied with the provisions of Section 5.1(l) if delivered on the Issuance Date with respect to all Real Property to the extent such reports were not required by the Lender to be delivered on or prior to the Issuance Date.

         6.13 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any

Governmental Authority, noncompliance with which would or could be reasonably expected to cause a Material Adverse Effect.

         6.14      Other Notices.  Promptly give notice to the Lender of:

                   (a)     the creation of any new Deposit Account; and

                   (b) the organization or formation of any new Venture Subsidiary, any other Subsidiary, any Unrestricted Subsidiary, or any Joint Venture; or the disposition or dissolution of any Excluded Subsidiary;

                   in each case, together with such information related thereto as the Lender may request.

         6.15 The Company Operating Account Control Agreement. Maintain in full force and effect the Company Operating Account Control Agreement. At all times from and after the date hereof, the Company shall continue to maintain the Company's cash management system substantially as such system exists on the date hereof, and shall continue to concentrate the funds of the Company into the Company Operating Account except to the extent that such funds reasonably are required to be held in other accounts for permitted uses by the Company, and except to the extent that such funds are invested in investments permitted by Section 7.9.

         6.16 Foothill Reports. Deliver to the Lender a copy of each report, certificate or other document or information delivered to the lenders or agent pursuant to the Foothill Loan Documents, concurrently with the delivery thereof to such lenders or agent, including all annexes or attachments thereto.

SECTION 7.  NEGATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof and until the "Closing Date" (as defined in the Investment Agreement) and thereafter at any time while there shall be due and owing and unpaid any Repurchase Obligation under Section 8 of the Certificate of Designation, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 Maintenance of Consolidated Net Worth; Interest Charge Coverage Ratio. Permit (i) Consolidated Net Worth at any time to be less than the amounts set forth below (hereinafter referred to as the "Minimum Consolidated Net Worth") the sum of: (a) $23,500,000; and (b) 50% of the Annual Net Income for the prior fiscal year; provided, however, that the amount determined under this clause (b) shall never be less than zero, or (ii) permit the Interest Charges Coverage Ratio at any time to be less than 1.5.

                   To demonstrate compliance with the Minimum Consolidated Net Worth and the Interest Charges Coverage Ratio covenants set forth in this Section, the Company shall furnish to the Lender (i) within 45 days of the close of each calendar quarter a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth and the Interest Charges Coverage Ratio for such date calculated in accordance with this Section 7.1, and the calculation upon which it is based; and (ii) within 90 days of the close of each fiscal year, a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth and the Interest Charges Coverage Ratio as of such date calculated in accordance with this Section 7.1 and the calculation upon which it is based, reflecting in such annual certificate any addition to the Minimum Consolidated Net Worth that the Company is required to maintain resulting from the Annual Net Income for the fiscal year then ended, but only as calculated under clause (b) of this Section 7.1.

         7.2 Limitation of Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                   (a) Indebtedness of the Company under or in respect of the Transaction Documents;

                   (b) Indebtedness under or in respect of (i) the Revolving Loan Agreement (including Indebtedness in respect of Letters of Credit issued under the Revolving Loan Agreement), and any replacement of the Revolving Loans, not to exceed $45,000,000 in the aggregate principal amount outstanding at any time (unless increased to an amount up to $50,000,000 pursuant to an increase in the Working Capital Loan Commitments (as defined in the Revolving Loan Agreement) from $20,000,000 to an amount up to $25,000,000 in accordance with the terms of the "Intercreditor Agreement" included in the Foothill Loan Documents) or (ii) the Secured Floating Rate Note Agreement, and any replacement Indebtedness, not to exceed the amount then outstanding under such Note Agreement, provided that any such replacement loans shall be on terms and conditions collectively no less favorable to the Company than those set forth in the Revolving Loan Agreement or the Secured Floating Rate Note Agreement, as applicable;

                   (c)     [intentionally omitted];

                   (d) Indebtedness of the Company in respect of the Unsecured Cash Flow Notes;

                   (e) Indebtedness of the Company and its Subsidiaries at any time outstanding, whether recourse or nonrecourse and whether incurred in connection with Subsidiary Property Under Development or otherwise, not exceeding $55,000,000 (less the face amount of all outstanding Guarantee Obligations permitted under Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture) in the aggregate; provided, however, that the proceeds of such Indebtedness used to acquire, finance, or refinance Real Property shall not exceed 80% of the lesser of the purchase price or fair market value of such Real Property at the time of application of such proceeds;

                   (f) Indebtedness of the Company to any Subsidiary or of any Subsidiary to the Company; provided that (i) such intercompany Indebtedness shall not be evidenced by promissory notes or any other instruments, and (ii) all Indebtedness of Subsidiaries to the Company shall not exceed an aggregate principal amount of $20,000,000 at any time;

                   (g) Indebtedness of the Company and its Subsidiaries outstanding on the date hereof and listed on Schedule 4.16;

                   (h) The limitations otherwise imposed by Section 7.2(e) notwithstanding, Indebtedness of any Subsidiary to Persons extending acquisition or project development financing in connection with Subsidiary Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7.2(h) as a "SPUD Subsidiary"); provided that (i) neither the Company nor any Subsidiary other than that SPUD Subsidiary is liable for such Indebtedness in respect of that Subsidiary Property Under Development, directly or pursuant to a Guarantee Obligation or otherwise, (ii) such outstanding Indebtedness permitted pursuant to this Section 7.2(h) shall not exceed in the aggregate $75,000,000 minus other outstanding Indebtedness of the Company and Subsidiaries permitted pursuant to Section 7.2(e), and (iii) the proceeds of any such Indebtedness used to acquire, finance or refinance Real Property shall not exceed 80% of the purchase price or fair market value of such property, whichever is less, at the time of the application of such proceeds;

                   (i)     [intentionally omitted]

                   (j)     [intentionally omitted]; and

                   (k) Indebtedness of Subsidiaries for the development of infrastructure, common areas, or recreational facilities owing to quasi-governmental entities such as community development and special districts to the extent financed through the issuance of industrial revenue bonds or other similar public financing; provided that (except for Liens permitted pursuant to Section 7.3(q)) there is no direct or indirect recourse to the Company with respect to such Indebtedness (other than inchoate Liens arising by operation of law in respect of such Indebtedness) and such Indebtedness shall not exceed $15,000,000 in the aggregate at any one time outstanding; provided further that the Company shall give the Lender prior written notice of the incurrence of any such Indebtedness under this Section 7.2(k).

                   Anything to the contrary notwithstanding, in no event shall the Company or any Subsidiary co-make, endorse, guarantee (except to the extent permitted under Section 7.4(c)), or otherwise become liable or have any recourse with respect to any Indebtedness of any of the Unrestricted Subsidiaries.

         7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                   (a)     Liens securing Indebtedness permitted by Section
7.2(a);

                   (b)     Liens securing Indebtedness permitted by Section
7.2(b);

                   (c)     [intentionally omitted]

                   (d) Liens against the Section 365(j) Property securing the Section 365(j) Claims pursuant to the Reorganization Plan;

                   (e)     Liens for taxes (i) which are not yet delinquent, or
(ii) which are not in an aggregate amount, as to the Company and all Subsidiaries, of greater than $1,000,000, or (iii) which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                   (f) carriers', warehousemen's, mechanics', construction, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not remain unsatisfied or undischarged for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                   (g) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                   (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                   (i) easements, rights-of-way, restrictions, development orders, plats, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

                   (j) Liens granted by the Company or any Subsidiary, as lessee, in the ordinary course of business on leased equipment, leasehold improvements and furnishings;

                   (k) Liens created, incurred or assumed in connection with the acquisition of, or the refinancing or any subsequent refinancing of Indebtedness incurred in connection with property, plant and equipment acquired after the date hereof and attaching only to the property, plant and equipment being acquired or refinanced, if the Indebtedness secured thereby does not exceed (i) in any acquisition, 80% of the purchase price or fair market value of any Real Property, whichever is less, at the time of such acquisition and
(ii) in any refinancing, the outstanding Indebtedness being refinanced;

                   (l) other Liens in existence on the date hereof listed on Schedule 7.3, provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of any Indebtedness or other obligations secured thereby is not increased;

                   (m) Liens granted pursuant to Section 7.7 of the Reorganization Plan;

                   (n) Liens granted by the Company or Subsidiaries upon Real Property and related Personal Property which is Subsidiary Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to Section 7.2(e) or 7.2(h), or contributed by the Company to a Subsidiary pursuant to Section 7.9(g);

                   (o)     [intentionally omitted]

                   (p)     [intentionally omitted]; and

                   (q) inchoate Liens solely arising by operation of law in respect of Indebtedness incurred pursuant to Section 7.2(k).

         7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation, except: (a) the Guarantee Obligations listed on Schedule 4.17; (b) Guarantee Obligations made in the ordinary course of its business by the Company of obligations (other than Indebtedness) of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; (c) Guarantee Obligations by the Company of Indebtedness of any Subsidiary, Unrestricted Subsidiary, or Joint Venture; provided, however, that any outstanding Guarantee Obligations permitted under this Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture shall reduce on a dollar-for-dollar basis the $55,000,000 limitation otherwise available for Indebtedness permitted under Section 7.2(e) and that the sum of all Indebtedness permitted under Section 7.2(e) and all Guarantee Obligations permitted pursuant to this Section 7.4(c) shall not exceed $55,000,000 in the aggregate; provided further, that the Company may not incur any Guarantee Obligation with respect to Indebtedness of any Subsidiary permitted pursuant to Section 7.2(h).

         7.5 Limitations on Fundamental Changes. Except to the extent such merger, consolidation, or amalgamation is of a Subsidiary with and into the Company, or between or among wholly owned Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that the Company or any Subsidiary may convey, sell, assign, transfer or have condemned or otherwise disposed of assets to the extent permitted by Section 7.6 so long as the proceeds of any such sale are applied in accordance with this Agreement.

         7.6 Limitation on Sale of Assets. So long as no Default or Event of Default has occurred and is continuing or would result therefrom (unless the Permitted Sale Asset is the subject of a binding written contract of sale with an unaffiliated third party entered into prior to the first date on which the applicable Default or Event of Default occurred)), convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, except the following ("Permitted Sale Assets"):

                   (a)     raw land;

                   (b) homes or homesites in the ordinary course of its business;

                   (c) obsolete or worn out property disposed of in the ordinary course of business;

                   (d)     Commercial Real Estate;

                   (e) (i) the sale or discount without recourse of Commercial Receivables or Homesite Contract Receivables in the ordinary course of business; and (ii) during the period commencing on October 1, 1996 and ending on December 31, 1997, the sale or discount with recourse of Commercial Receivables relating solely to homesites located in Tennessee in an aggregate amount not to exceed $8,000,000;

                   (f) dispositions on or after October 1, 1996 not otherwise permitted hereunder the proceeds of which, in the aggregate, do not exceed $2,000,000 in any 12-month period;

                   (g) sales or other transfers of any partnership interests or joint venture interests in entities that are not wholly owned, collectively, by the Company and its Subsidiaries; and

                   (h)     transactions permitted under Section 7.5.

Upon any permitted sale as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon the Collateral included in any such sale; provided that there exists no Default or Event of Default hereunder and no Default or Event of Default would result therefrom; and provided further, that Collateral Agent's Lien shall continue against the proceeds of such sale, as evidenced by any and all documents and filings as may be required by the Lender.

         7.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company, whether now or hereafter outstanding, or make any other distributions in respect thereof, either directly or indirectly, whether in cash or property (other than distributions or dividends in the form of common stock or preferred stock of the Company) or in obligations of the Company or any Subsidiary, except for dividends declared and paid by any Subsidiary to the Company or any Subsidiary.

         7.8 Limitation on Capital Expenditures. Make, or enter into any agreement the performance of the terms of which would require the Company or any Subsidiary to make (by way of the acquisition of securities of a Person or otherwise), any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with nominal replacement and maintenance programs properly charged to current operations), exceeding in the aggregate $25,000,000 for the Company and its Subsidiaries during any 12-month period from and after October 1, 1996.

         7.9 Limitation on Investments, Loans, and Advances. Except to the extent of assets in the Reserve Accounts, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

                   (a) extensions of trade credit in the ordinary course of business;

                   (b)     investments in Cash Equivalents;

                   (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses and for advances on salary prior to, and otherwise payable during, an employee's vacation, in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $500,000 in any one time outstanding;

                   (d) investments by the Company in any Subsidiary or by any Subsidiary in the Company or any other Subsidiary in connection with cash management procedures in the ordinary course of business;

                   (e) (i) loans by the Company to its Subsidiaries or by any Subsidiary of the Company to the Company to the extent such Indebtedness is permitted pursuant to Section 7.2(f); and (ii) capital contributions to Subsidiaries other than Venture Subsidiaries so long as the Company or its Subsidiary making the capital contribution receives stock equal to the value of the capital contributed as determined in accordance with GAAP; provided, that Collateral Agent's Lien shall continue against such stock received by the Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and the Lender;

                   (f)   extensions of credit for sale of assets;

                   (g) capital contributions to Venture Subsidiaries for the purpose of making investments in Joint Ventures and to Unrestricted Subsidiaries so long as the Company or its Subsidiary making the capital contribution receives stock, partnership interests, joint venture interests, or beneficial interests, respectively, equal to the value of the capital contributed as determined in accordance with GAAP (and upon any permitted capital contribution as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon any Collateral contributed); provided, (i) that no Default or Event of Default exists hereunder or would result therefrom, (ii) that Collateral Agent's Lien shall continue against such stock or other interests received by the Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and the Lender, (iii) such capital contributions shall be limited to assets (including cash) having fair market values for any single enterprise or project no greater than $15,000,000 and fair market values in the aggregate amount not greater than $35,000,000 plus an amount equal to 75% of all dividends (without duplication) paid to the Company by all Subsidiaries having investments in Joint Ventures after October 1, 1996.

      7.10      Limitation on Optional Payments and Modifications of Debt
Instruments.

                   (a) Make any optional payment or optional prepayment on, or optional redemption of, or purchase or otherwise acquire any interest in, any Indebtedness (including payments on Indebtedness under the Unsecured Cash Flow Notes) other than the Note, except payments on the Foothill Debt.

                   (b) Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Unsecured Cash Flow Notes or any Indebtedness outstanding under the Foothill Loan Documents or any other agreement executed in connection with either thereof or otherwise in connection with any Indebtedness (other than: (1) terms other than payment terms of Indebtedness permitted to be incurred pursuant to subsections 7.2(e),
(f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among the Company and its Subsidiaries, the Unsecured Cash Flow Notes, and Financing Leases), (h), and (k); and (2) other than any such amendment, modification, or change to any such other Indebtedness which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or the amount of interest payable or extend the date for payment of interest thereon; but in the case of either (1) or (2), solely to the extent the amendment, modification, or change to any such Indebtedness is not prohibited by any other provision in this Agreement or the other Transaction Documents; and

                   (c) Amend any subordination provisions of any instrument governing any Indebtedness (except for amendments pursuant to this Agreement and the Security Documents or the Revolving Loan Agreement and the security documents in respect thereof).

         7.11 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary), unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Affiliate's business and is upon fair and reasonable terms no less favorable to the Company or such Affiliate, as the case may be, than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

         7.12 Sale and Leaseback. Enter into any Sale and Leaseback to the extent the aggregate Book Value of all assets sold and leased under all such transactions exceeds $2,000,000 during the period from October 1, 1996 through the termination of this Agreement.

         7.13 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31.

         7.14 Limitation on Negative Pledge Clauses. Enter into any agreement, other than the Foothill Loan Documents, any industrial revenue bonds, community development district financing, purchase money mortgages, Financing Leases, or agreements executed in connection with Indebtedness incurred in connection with Subsidiary Property Under Development permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Lender pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         7.15      Deviation from Business Plan.  Allow either:

                   (a) the actual Net Operating Cash Flow during any fiscal year, to deviate from the Net Operating Cash Flow projected under the Business Plan by a negative margin equal to or greater than 30 percent, as of the end of each fiscal quarter on a cumulative basis; or

                   (b) the total actual Net Cash Flow for any fiscal year, including major asset dispositions, to deviate from the annual Net Cash Flow projected under the Business Plan for such year by a negative margin equal to or greater than 40 percent.

         7.16 Unsold Housing Inventory. Permit Unsold Housing Inventory to exceed, in the aggregate, $10,000,000 at any one time.

         7.17 Limitation of Bank Accounts. So long as the Note is outstanding, allow cash and Cash Equivalents maintained in Bank Accounts of the Company and Subsidiaries other than in the Cash Collateral Account and the restricted accounts set forth in Schedule 7.17 (including any beneficial interest therein), less the amount of checks outstanding to pay current expenses in the ordinary course of business or to prepay expenses to be incurred in the immediately subsequent three-month period consistent with past practices, to exceed $5,000,000 in the aggregate at any time. The Company and its Subsidiaries (a) shall deposit in a Cash Collateral Account amounts required to cash collateralize Letters of Credit under the Revolving Loan Agreement pursuant to Section 8 of the Revolving Loan Agreement, and (b) shall deposit in the Company Operating Account, after application to the Loans (as defined in the Revolving Loan Agreement) pursuant to Section 2.11(a)(iii) of the Revolving Loan Agreement, all remaining cash of the Company and its Subsidiaries in excess of amounts permitted to be maintained in accounts other than a Cash Collateral Account under this Section 7.17.

         7.18      Venture Subsidiaries and Joint Ventures.

                   (a) Cause, suffer, or permit any Venture Subsidiary to have any asset or revenues other than the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such interests.

                   (b) Cause, suffer, or permit any Venture Subsidiary to create, incur, assume, or suffer to exist any Lien (other than Liens in favor of Collateral Agent for the benefit of Secured Creditor and the holders of the Foothill Debt) upon any of such Venture Subsidiary's property, assets, or revenues, whether now owned or hereafter acquired (including the Joint

Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such interests).

         7.19 Excluded Subsidiaries; Unrestricted Subsidiaries. Except as disclosed on Schedule 7.19, permit any Excluded Subsidiary to own any assets, have any revenues or liabilities, or conduct any business or except as specifically agreed in writing by the Lender permit any Unrestricted Subsidiary to own any assets, have any revenues or liabilities or conduct any business.

SECTION 8.  EVENTS OF DEFAULT; REMEDIES

         8.1 Events of Default; Remedies. If any of the following events shall occur and be continuing:

                   (a) (i) The Company and the Mortgagor Subsidiaries shall fail to pay any principal when due of the Note in accordance with the terms thereof or hereof; or (ii) the Company and the Mortgagor Subsidiaries shall fail to pay any interest due on the Note or any other amount payable hereunder or under any other Transaction Document, thereby giving rise to a Default, and fail to cure such Default within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; provided, however, if any event described in this Section 8.1(a)(ii) shall occur and be continuing, it shall not constitute an Event of Default until and unless the Lender provides the Company with a written declaration that such event constitutes an Event of Default; or

                   (b) Any representation or warranty made or deemed made by the Company or any of its Subsidiaries herein or in any other Transaction Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                   (c) The Company shall default in the observance or performance of any agreement contained in Section 7; or

                   (d) The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or in any other Transaction Document, and such default shall continue unremedied for a period of thirty (30) days; or

                   (e) The Company shall fail to pay any obligations under the Foothill Loan Documents or any principal of or interest on any Unsecured Cash Flow Notes (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such obligation under the Foothill Loan Documents or any Unsecured Cash Flow Notes; or

                   (f) Any Foothill Debt or any Unsecured Cash Flow Notes shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                   (g) Any Subsidiary of the Company shall fail to pay any principal of, or interest on, any Indebtedness or any Guarantee Obligation (other than any Guarantee Obligation created pursuant to any Transaction Document) in excess of $1,000,000, when due and payable (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument under which such Indebtedness or Guarantee Obligation was created and, if such agreement or instrument permits the acceleration of the maturity of such Indebtedness or Guarantee Obligation as a result of such failure, such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity; or

                   (h) The Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes the Foothill Debt, or any Unsecured Cash Flow Notes) or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                   (i) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days, or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above, or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that the Company or any of its Subsidiaries may admit in writing that it is "insolvent" as such term is defined in, and for purposes of, Section 108(a)(1)(8) of the Code, or (vi) the Company or any of its Subsidiaries shall cause to be reinstated the Reorganization Proceedings; or

                   (j) The Confirmation Order shall be reversed, withdrawn, modified (in any manner adverse to the Company or any of its Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company; or

                   (k) (i) There occurs one or more events or conditions described in Section 4.12 which individually or in the aggregate result in liability of the Company or any Commonly Controlled Entity in excess of $4,600,000; or the present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code), as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits, by more than $4,600,000; or

                   (l) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more in the case of the Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                   (m) (i) The Subsidiary Guaranty or any Security Document shall cease, for any reason, to be in full force and effect or the Company or any of its Subsidiaries, as the case may be, party thereto shall so assert in writing, or (ii) any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of the Lender or their agents or bailees or other than with respect to Collateral having an aggregate value of $100,000 or less); or

                   (n) Other than Secured Creditor or any Affiliate of Secured Creditor and any Person acting in concert with Secured Creditor or any Affiliate of Secured Creditor, any Person that is not a transferee of Secured Creditor or of any Affiliate of Secured Creditor or two or more such Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Capital Stock of the Company, or fewer than [ONE] member of the Board of Directors of the Company shall be a designee of the Lender, other than as a result of the Lender's failure to nominate a successor to a designee who has resigned or been removed for cause; or

                   (o) Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

                   (p)     The Total Unsecured Claims shall exceed $1.5
Billion;

then, and in any such event: (A) if such event is an Event of Default specified in clause (i), (ii), (iv), (v) or (vi) of Section 8.1(i) above, automatically the principal amount of the Note (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable in full, which amount shall accrue interest at the Default Rate as well before as after judgment, and the Lender and Collateral Agent shall have all rights and remedies given to the Lender and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; and (B) if such event is any other Event of Default, the Lender may, by notice of default to the Company, declare the principal amount of the Note (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable in full, which amount shall accrue interest at the Default Rate as well before as after judgment, and the Lender and Collateral Agent shall have all rights and remedies given to the Lender and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

SECTION 9.  THE COLLATERAL AGENT

         9.1       [intentionally omitted]

         9.2 Appointment of Collateral Agent. The Lender hereby irrevocably designates and appoints as Collateral Agent under this Agreement and the Security Documents to which the Collateral Agent is a party, and the Collateral Agent hereby accepts such appointment, subject to the terms and provisions of this Agreement and the Security Documents to which it is a party. The Lender hereby further authorizes Collateral Agent to enter into the Security Documents to be executed and delivered by Collateral Agent on the Issuance Date and agrees to be bound by the terms thereof. The Lender irrevocably authorizes the Collateral Agent, as Collateral Agent for the Lender, to take such action on its behalf under the provisions of this Agreement and the Security Documents to which Collateral Agent is a party, and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto; provided that Collateral Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of the Lender. The Lender hereby authorizes Collateral Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party. Collateral Agent shall not subordinate or release any Liens under any of the Security Documents except as provided in this Agreement or upon the written direction of the Lender. All notices and directions to Collateral Agent shall be given by the Lender on behalf of and at the direction of the Lender.

         9.3       [intentionally omitted]

         9.4 Delegation of Duties. Collateral Agent may execute any of its duties under this Agreement and the other Secured Note Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Notwithstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Secured Exchangeable Note Document or otherwise exist against Collateral Agent; and Collateral Agent is acting hereunder and under the other Secured Note Documents solely as the collateral agent of the Lender pursuant hereto and thereto, and Collateral Agent is not acting as trustee for the Lender.

         9.5 Exculpatory Provisions. Neither the Lender, Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Transaction Document (except for its or such Persons own gross negligence or willful misconduct) or (b) responsible in any manner for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Lender under or in connection with, this Agreement or any other Secured Floating Rate Note Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Note or any other Transaction Document or for any failure of the Company to perform its obligations hereunder or thereunder.

Neither the Lender nor Collateral Agent shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions to, this Agreement or any other Transaction Document or as to the use of proceeds of the Note or the Investment Agreement or of the existence or possible existence of a Default or Event of Default, or to inspect the properties, books or records of the Company.

         9.6       Reliance by the Lender.

                   (a) Each of the Lender and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Lender or Collateral Agent, as the case may be.

                   (b) Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless (i) it shall first receive such advice or concurrence as it deems appropriate from the Lender, or (ii) it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except in the case of Collateral Agent's gross negligence or willful misconduct. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Note and the other Transaction Documents in accordance with a request of the Lender and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender and all future holders of the Note.

         9.7 Notice of Default. Neither the Lender nor Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Lender or Collateral Agent, as the case may be, has received notice from the Lender (in the case of Collateral Agent) or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Lender receives such a notice, the Lender shall promptly give notice thereof to Collateral Agent. If Collateral Agent receives such a notice, Collateral Agent shall promptly give notice thereof to the Lender. Collateral Agent shall take such action with respect to such Default or Event of

Default as shall be directed by the Lender (subject to the provisions of Section 9.4(b)); provided that unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lender.

         9.8 Non-Reliance on Collateral Agent. The Lender expressly acknowledges that neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Collateral Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by Collateral Agent to the Lender. The Lender represents to Collateral Agent that it has, independently and without reliance upon Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement. The Lender also represents that it will, independently and without reliance upon Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lender hereunder, Collateral Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.9 Indemnification. The Lender agrees to indemnify Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Note) be imposed on, incurred by or asserted against Collateral Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Collateral Agent under or in connection with any of the foregoing; provided that the Lender shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Note and all other amounts payable hereunder.

         9.10      [intentionally omitted]

         9.11      [intentionally omitted]

         9.12 Successor Collateral Agent. Collateral Agent may resign as Collateral Agent, upon 30 days' notice to the Lender. If Collateral Agent shall resign as Collateral Agent under this Agreement and the other Transaction Documents, then the Lender shall appoint a successor collateral agent for the Lender, which successor collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor collateral agent, such successor collateral agent shall succeed to the rights, powers and duties of Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holder of the Note. If the Lender fails to appoint a successor collateral agent for the Lender as provided above within 30 days after the resignation of Collateral Agent, then Collateral Agent may appoint a successor collateral agent for the Lender, which successor collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor collateral agent, such successor collateral agent shall succeed to the rights, powers and duties of Collateral Agent and the term "Collateral Agent" shall mean such successor collateral agent and the former Collateral Agent's rights, powers and duties as Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holder of the Note. After any retiring

Collateral Agent's resignation as Collateral Agent, the provisions of this
Section 9 shall inure and survive to its benefit as to any actions taken or omitted to be taken (or any matter related thereto) by it while it was Collateral Agent under this Agreement and the other Transaction Documents. Notwithstanding anything herein to the contrary, the resignation of Collateral Agent shall not be effective unless and until a successor collateral agent has been appointed and has accepted such appointment.

SECTION 10.  MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement, the Note, any other Transaction Document, nor any terms hereof or thereof may be amended, supplemented or modified except with the prior written consent of the Lender. No such amendment, supplement or modification shall amend, modify or waive any provision of Section 9 without the written consent of then Collateral Agent affected thereby. Any such waiver of a Default or Event of Default in accordance with the terms hereof and any such amendment, supplement or modification shall be binding upon the Company, the Lender, Collateral Agent and all future holders of the Note. In the case of any waiver, the Company, the Lender, and Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Note and any other Transaction Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when the recipient has confirmed receipt, addressed as follows in the case of the Company, the Lender, and Collateral Agent:

         The Company:             Atlantic Gulf Communities Corporation
                                  2601 South Bayshore Drive
                                  Miami, Florida  33133-5461
                                  Attention:     John H. Fischer,
                                                 Vice President and Treasurer
                                  Telecopy:      (305) 859-4623

         Copy to:                 Arent Fox Kintner Plotkin & Kahn
                                  1050 Connecticut Avenue, N.W.
                                  Washington, D.C.  20036-5339
                                  Attention:    Carter Strong, Esquire
                                  Telecopy:     (202) 857-6395


         The Lender:              AP-AGC, LLC
                                  Two Manhattanville Road
                                  Purchase, New York  10577
                                  Attention:    W. Edward Scheetz
                                  Telecopy:     (212) 261-4060

         Copy to:                 Wachtell, Lipton, Rosen & Katz
                                  51 West 52nd Street
                                  New York, New York  10019
                                  Attention:    Philip Mindlin, Esquire
                                                Trevor Norwitz, Esquire
                                  Telecopy:     (212) 403-2000


         The Collateral
           Agent:                 As specified by Collateral Agent

         Copy to:                 As specified by Collateral Agent

and, in the case of the other parties hereto, as set forth under that party's name on the signature pages hereof, or, in each case, to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes; provided, however, that any notice, request or demand to or upon Collateral Agent or the Lender shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Collateral Agent or the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Certain Provisions. All representations and warranties made hereunder or under any other Transaction Document and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, all indemnities made hereunder or under any thereof in favor of the Lender, Secured Creditor or Collateral Agent, all agreements or undertakings herein or in any thereof in favor of the Lender, Secured Creditor or Collateral Agent and all agreements or undertakings in Section 3 hereof or otherwise contained herein or in any thereof relating to the Collateral shall survive the execution and delivery of this Agreement and the Note and the payment in full of the Note and all Obligations hereunder. Without limiting the generality of the foregoing, the following agreements and undertakings shall continue in full force and effect so long as the Note, any Preferred Stock or any unpaid Repurchase Price or Optional Redemption Price (each as defined in the Certificate of Designation) remains outstanding, whether or not any principal shall be outstanding hereunder: (i) each term and provision of the Note, the Subsidiary Guaranties, and the Security Documents, (ii) Section 3, (iii) Sections 6 and 7, but only during the period specified in the introductory paragraph to each such Section, except that the last paragraph of
Section 7.6 shall remain in effect whether or not the balance of Section 7 shall at the time be in effect and (iv) Sections 9, 10 and 11 and (in each case) the relevant definitions.

         10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse Secured Creditor and Collateral Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, the Intercreditor Agreement, and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Secured Creditor and counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to Secured Creditor and in-house counsel to Collateral Agent,
(b) to pay or reimburse Secured Creditor and Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the Intercreditor Agreement, the other Transaction Documents and any such other documents, including fees and disbursements of counsel to Secured Creditor and counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to Secured Creditor and in-house counsel to Collateral Agent, (c) to pay, indemnify, and hold Secured Creditor and Collateral Agent harmless from, any and all recording and filing fees, any and all Florida documentary stamp taxes and Florida intangible personal property taxes and any and all other stamp, excise and other taxes (other than any taxes which are determined based solely upon the income or revenues of Secured Creditor or Collateral Agent), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by this Agreement, the Note, the other Transaction Documents, and any such other documents, and any and all liabilities with respect to, or resulting from any delay in paying any of such fees and taxes, (d) to pay the costs of furnishing all opinions of counsel for the Company, or obtaining technical assistance advisories, required hereunder, (e) to pay the costs of obtaining any required consents, amendments, waivers or other modifications to the Foothill Loan Documents and the agreements governing the Unsecured Cash Flow Notes, and any other agreements, (f) to pay the costs and expenses incurred to continue the perfection of any Liens in favor of Secured Creditor and Collateral Agent pursuant to any of the Security Documents, including the costs of title searches, title insurance premiums, UCC searches and UCC filing charges, (g) to pay, indemnify, and hold each Secured Creditor and Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note, the Intercreditor Agreement, the other Transaction Documents, and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to Collateral Agent or Secured Creditor, with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of Collateral Agent or Secured Creditor, or (ii) legal proceedings commenced against Secured Creditor by any Transferee (as defined in Section 10.6), and (h) to pay or reimburse Secured Creditor and Collateral Agent for all out-of-pocket costs and expenses incurred in connection with any change of counsel to Collateral Agent pursuant to Section 10.18, including the reasonable fees and disbursements of counsel to Secured Creditor, the replaced counsel to Collateral Agent, and the new counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to Secured Creditor and in-house counsel to Collateral Agent. The agreements in this Section shall survive repayment of the Note and all other amounts payable hereunder.

         10.6      Successors and Assigns; Participations; Purchasing Lender.

                   (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender, Collateral Agent, all future holders of the Note and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement and the other Transaction Documents without the prior written consent of the Lender.

                   (b) Subject to Sections 10.6(h) and (k), the Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in the Note or any other interest of the Lender hereunder and under the other Transaction Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of its Note for all purposes under this Agreement and the other Transaction Documents, and the Company and Collateral Agent shall continue to deal solely, and directly, with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Transaction Documents. The Company agrees that if amounts outstanding under this Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement or the Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof as provided in Section 10.7. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.7, 2.9 and
10.5 with respect to its participation in the Note outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor the Lender to such Participant had no such transfer occurred. Notwithstanding anything herein to the contrary, participants shall not be entitled to require the Lender to take or omit to take any action hereunder except with respect to amendments or waivers resulting in (i) the extension of the regularly-scheduled maturity dates of any portion of the principal of, or interest on, a Note in which such Participant is participating (it being understood that any waiver of an installment on, or the application of, any prepayment or the method of application of any prepayment to the amortization of the Notes shall not constitute an extension of the regularly scheduled maturity dates), (ii) a reduction of the principal amount of, or the rate of interest (except in connection with a waiver of the applicability of any post-default increase in interest rates or margins) or fees payable on the
Note in which such participant is participating, or (iii) the release of all or substantially all of the Collateral or the Subsidiary Guaranty (except as otherwise expressly provided in the Transaction Documents).

                   (c) Subject to Sections 10.6(h) and (k), the Lender may at any time sell to any bank or other entity ("Purchasing Lender") all or any part of its rights and obligations under this Agreement and the Note and other Transaction Documents, whereupon (i) the Purchasing Lender shall be a party hereto and have the rights and obligations of a Lender hereunder and under the other Transaction Documents, and (ii) the transferor Lender shall, to the extent of such transfer, be released from its obligations under this Agreement and under the other Transaction Documents (and, in the case of a transfer covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement and under the other Secured Note Documents, such transferor Lender shall cease to be a party hereto and thereto). Such transfer shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender under this Agreement and the Note and other Secured Note Documents. On or prior to the transfer effective date, the Company, at its own expense, shall execute and deliver to the Lender new Note(s) to the order of such Purchasing Bank in an amount equal to the Note or Note portion acquired by it and, if the transferor Lender has retained a portion of the Note hereunder, new Note(s) to the order of the transferor Lender in an amount equal to the portion retained by it.
Such new Note(s) shall be dated the same date as, and shall otherwise be in the form of, the Note(s) replaced thereby. The Note(s) replaced by the new Note(s), marked "renewed and replaced," shall be attached to the new Note(s); and a copy thereof shall be sent to the Company.

                   (d)     [intentionally omitted]

                   (e)     [intentionally omitted]

                   (f) Subject to Section 10.16, the Company authorizes the Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the Company and its Affiliates; provided, however, that such Transferee agrees in writing to be bound by the terms of
Section 10.16.

                   (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Note is transferred to any Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Company will not be required to pay any increased withholding taxes of the United States or any political subdivision thereof unless, prior to the date of transfer, the transferor Lender shall cause such Purchasing Lender to comply with the requirements of Section 2.7.

                   (h)     [intentionally omitted]

                   (i) Nothing herein shall prohibit any Lender which is a bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                   (j)     Notwithstanding the foregoing provisions of this
Section 10.6, no holder of a Note shall transfer such Note in a manner which would violate any Requirement of Law.

                   (k)     Notwithstanding the foregoing provisions of this
Section 10.6, the initial Lender hereunder agrees not to sell or assign the Note prior to the earliest of (a) the second anniversary of the Issuance Date,
(b) the occurrence of an Event of Default and (c) a Negative Shareholder Vote.

         10.7      Adjustments; Setoff.

                   (a) If at any time when there is more than one Lender any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Note(s), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by, any other Lender, if any, in respect of such other Lender's Note(s), or interest thereon, or fees due to it hereunder, such Benefitted Lender shall purchase for cash from the other Lender such portion of each such other Lender's Note(s), or make such payment on account of such fees, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, that each Lender purchasing a portion of another Lender's Note(s) owing to it may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                   (b) In addition to any rights and remedies of the Lender provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any Secured Obligations becoming due (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and each other Lender after any such setoff and application made by such the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 Appointment of Secured Creditor as the Company's Lawful Attorney. The Company irrevocably designates, makes, constitutes and appoints Secured Creditor (and all Persons designated by Secured Creditor) as the Company's true and lawful attorney (and agent-in-fact) coupled with an interest, with the power to sign the name of the Company on any instruments, documents and agreements, including, without limitation, security agreements, pledge agreements, mortgages, and financing statements, as deemed by Secured Creditor as necessary or reasonably required by Secured Creditor to grant, perfect, maintain and continue the Liens in the Collateral or to monitor or administer the Note, together with any and all amendments, modifications, extensions, substitutions and renewals thereof and deliver any of such instruments, documents and agreements to such persons as Secured Creditor, in its sole discretion, may elect, and in such event copies thereof shall be delivered to the Company.

         10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Lender.

         10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.11 Integration. This Agreement, together with the other Transaction Documents represents the entire agreement of the Company, Collateral Agent and the Lender and supersedes all prior agreements with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Collateral Agent or the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

         10.12 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.13 SUBMISSION TO JURISDICTION; WAIVERS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATES OF CALIFORNIA AND NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA AND THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                   (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                   (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE Lender SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                   (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS MANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

                   (e) WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF THE NOTES AND ALL OTHER SECURED NOTE DOCUMENTS AND HEREBY RATIFIES

AND CONFIRMS WHATEVER SECURED CREDITOR OR COLLATERAL AGENT MAY DO IN THIS REGARD, (ii) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO SECURED CREDITOR'S OR COLLATERAL AGENT'S ATTACHMENT OR LEVY UPON THE COLLATERAL, AND ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING SECURED CREDITOR OR COLLATERAL AGENT TO EXERCISE ANY OF SECURED CREDITOR'S OR COLLATERAL AGENT'S REMEDIES, AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND

                   (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         10.14 Acknowledgments.  The Company hereby acknowledges that:

                   (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Transaction Documents;

                   (b) neither Collateral Agent nor the Lender has any fiduciary relationship to the Company, and the relationship between the Lender, on one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

                   (c) no joint venture exists between the Company and the Lender.

         10.15 WAIVERS OF JURY TRIAL. THE COMPANY AND THE SECURED CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.16 Confidentiality. Secured Creditor agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any of its Subsidiaries, or by Collateral Agent on the Company's behalf, in connection with this Agreement or any other Transaction Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement and the other Transaction Documents. Secured Creditor may disclose such information (a) at the request of any regulatory authority or in connection with an examination of Secured Creditor by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction, in which Secured Creditor conducts its business; (e) to Secured Creditor's independent auditors and other professional advisors; (f) following an Event of Default, in connection with the sale or other realization on the Collateral under the Security Documents; (g) in connection with any litigation or dispute between (i) Secured Creditor and (ii) the Company and/or any Subsidiary; and (h) in connection with any litigation or dispute involving Secured Creditor if the disclosure is determined by Secured Creditor to be necessary for the defense or protection of Secured Creditor's rights and/or interests. Secured Creditor further agrees, upon receipt by Secured Creditor of a request to disclose any information to a Governmental Authority or courts (other than governmental bank examiners and independent auditors of Secured Creditor, to notify the Company of such request and to permit, to the extent practicable, the Company to seek a protective order with respect thereto; provided, however, that no Secured Creditor shall be requested to notify the Company of any such request if (i) it is not permitted to do so by applicable law and regulations, (ii) it is requested not to notify the Company by any Person acting or purporting to act on behalf of a Governmental Authority, or
(iii) it otherwise reasonably believes that it is not permitted to so notify the Company.

         10.17 Controlling Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any other Secured Exchangeable Note Document, the terms and conditions of this Agreement shall control.

         10.18 Counsel to Collateral Agent. If the Company reasonably and in good faith requests in writing to Collateral Agent and the Lender that Collateral Agent replace, at the Company's sole expense, then existing counsel to Collateral Agent, the Lender and Collateral Agent shall consider such request and, so long as no Default or Event of Default has occurred and is continuing, the Lender and Collateral Agent shall not unreasonably withhold its consent to such request.


SECTION 11.  THE CO-MAKERS

         11.1 Certain Defined Terms. As used in this Section, the following terms shall have the following meanings unless the context otherwise requires:

              "payment in full," "paid in full" or any similar term means payment in full in cash of the Secured Obligations including all principal, interest, costs, fees and expenses

(including, without limitation, reasonable legal fees and expenses) of Lender and Collateral Agent as required under the Transaction Documents.

         11.2 All Co-Makers Liable. Subject to the provisions of subsection 11.3, all Co-Makers are jointly and severally irrevocably and unconditionally liable, as primary obligors and not merely as sureties, for the due and punctual payment in full of the Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).

         11.3 Limitation on Obligations of Mortgagor Subsidiaries; Contribution among Mortgagor Subsidiaries.

                   (a) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Mortgagor Subsidiary hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Mortgagor Subsidiary, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Mortgagor Subsidiary (i) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Mortgagor Subsidiary hereunder and (ii) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 11.3(a), pursuant to which the liability of such Mortgagor Subsidiary hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Mortgagor Subsidiary pursuant to applicable law or pursuant to any agreement.

                   (b) The Mortgagor Subsidiaries under this Agreement are also parties to a Subsidiary Guaranty among Subsidiaries of the Company and pursuant thereto have allocated as among themselves liability for the Secured Obligations and provided contribution from one another in amounts designed to assure that each bears only its "fair share" (as defined in the Subsidiary Guaranty) of the obligations in respect of the Secured Obligations. The allocation among Subsidiaries of their obligations as set forth in the Subsidiary Guaranty shall not be construed in any way to limit the liability of any Co-Maker hereunder or under the Subsidiary Guaranty. The obligations of the Mortgagor Subsidiaries under the Subsidiary Guaranty are not secured by the initial Mortgages recorded in Florida, which Mortgages secure the direct obligations of the Co-Makers rather than guaranties of the obligations of others.

         11.4 Liability of Co-Makers Absolute. Each Co-Maker agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a co-maker other than indefeasible payment in full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Co-Maker agrees as follows:

                   (a) The obligation of each Co-Maker is independent, primary and original, and not dependent upon failure of Lender to collect from any other Co-Maker.

                   (b) Lender may enforce this Agreement against the Mortgagor Subsidiaries notwithstanding the existence of any dispute between Lender and Company or any Mortgagor Subsidiary with respect to the existence of an Event of Default.

                   (c) The obligations of each Mortgagor Subsidiary hereunder are independent of the obligations of Company under the Transaction Documents and the obligations of any other Co-Maker or any guarantor, and a separate action or actions may be brought and prosecuted against such Mortgagor Subsidiary whether or not any action is brought against Company or any of such other Co-Makers or guarantor and whether or not Company is joined in any such action or actions.

                   (d) Payment by any Co-Maker of a portion, but not all, of the Secured Obligations shall in no way limit, affect, modify or abridge any other Co-Maker's liability for any portion of the Secured Obligations which has not been paid. Without limiting the generality of the foregoing, if Lender is awarded a judgment in any suit brought to enforce any Co-Maker's covenant to pay a portion of the Secured Obligations, such judgment shall not be deemed to release such Co-Maker from its covenant to pay the portion of the Secured Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Co-Maker, limit, affect, modify or abridge any other Co-Maker's liability hereunder in respect of the Secured Obligations.

                   (e) Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any reduction, limitation, impairment, discharge or termination of any Co-Maker's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept guaranties of the Secured Obligations and take and hold security for the payment of this Agreement or the Secured Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person (including any other Co-Maker) with respect to the Secured Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Lender in respect of this Agreement or the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Lender may have against any such security, as Lender in its discretion may determine consistent with this Agreement and any applicable security agreement or mortgage, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Co-Maker against any other Co-Maker or any security for the Secured Obligations; and (vi) exercise any other rights available to it under the Transaction Documents.

                   (f) This Agreement and the obligations of the Co-Makers hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Secured Obligations), including the occurrence of any of the following, whether or not any Co-Maker shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or security for the payment of the Secured Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of this Agreement, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any guaranty or security for the Secured Obligations, in each case whether or not in accordance with the terms of the Agreement or such Transaction Document or any agreement relating to such guaranty or security;
(iii) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Secured Obligations, except to the extent such security also serves as collateral for indebtedness other than the Secured Obligations) to the payment of indebtedness other than the Secured Obligations, even though Lender might have elected to apply such payment to any part or all of the Secured Obligations; (v) Lender's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Secured Obligations;
(vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Secured Obligations; (vii) any defenses, setoffs or counterclaims which any Co-Maker may allege or assert against Lender in respect of the Secured Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Co-Maker as an obligor in respect of the Secured Obligations.

         11.5 Waivers by Co-Maker. Each Co-Maker hereby waives, for the benefit of Lender:

              (a) any right to require Lender, as a condition of payment or performance by such Co-Maker, to (i) proceed against Company, any Mortgagor Subsidiary or any guarantor of the Secured Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other Mortgagor Subsidiary or any guarantor of the Secured Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Lender in favor of Company or any other Person, or (iv) pursue any other remedy in the power of Lender whatsoever;

                   (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Co-Maker including any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Co-Maker from any cause other than indefeasible payment in full of the Secured Obligations;

                   (c) any defense based upon any statute or rule of law which provides that the obligation of a co-maker must be neither larger in amount nor in other respects more burdensome than that of any other obligor;

                   (d) any defense based upon Lender's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith;

                   (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement or which result or might result in any legal or equitable discharge of such Co-Maker's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Co-Maker's liability hereunder or the enforcement hereof, (iii) any rights to setoffs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                   (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under this Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to any other Co-Maker and notices of any of the matters referred to in subsection 11.4 and any right to consent to any thereof; and

                   (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate co-makers, guarantors or sureties, or which may conflict with the terms of this Agreement.

              11.6 Payment by Mortgagor Subsidiaries; Application of Payments. Subject to the provisions of subsection 11.3(a), Mortgagor Subsidiaries hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Lender or any other Person may have at law or in equity against any Mortgagor Subsidiary by virtue hereof, that upon the failure of Company to pay any of the Secured Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Mortgagor Subsidiaries will upon demand pay, or cause to be paid, in cash, to Lender, an amount equal to all Secured Obligations then due as aforesaid, including accrued and unpaid interest on such Secured Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Secured Obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceeding) and all other Secured Obligations then owed to Lender as aforesaid. All such payments shall be applied promptly from time to time by Lender in accordance with this Agreement.

         11.7 Co-Makers' Rights of Subrogation, Contribution, Etc. Each Co-Maker hereby waives any claim, right or remedy, direct or indirect, that such Co-Maker now has or may hereafter have against any other Co-Maker or any of its assets in connection with this Agreement or the performance by such Co-Maker of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Co-Maker now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against any other Co-Maker, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Lender. In addition, until the Secured Obligations shall have been indefeasibly paid in full, each Co-Maker shall withhold exercise of any right of contribution such Co-Maker may have against any guarantor of the Secured Obligations (including any such right of contribution under any guaranty). Each Co-Maker further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Co-Maker may have against any other Co-Maker or against any collateral or security, and any rights of contribution such Co-Maker may have against any such guarantor, shall be junior and subordinate to any rights Lender may have against Company and the other Co-Makers, to all right, title and interest Lender may have in any such collateral or security, and to any right Lender may have against such guarantor. If any amount shall be paid to any Co-Maker on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Secured Obligations shall not have been paid in full, such amount shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms hereof.

         11.8 Subordination of Other Obligations. Any indebtedness of any Co-Maker now or hereafter held by any other Co-Maker is hereby subordinated in right of payment to the obligations of such indebted Co-Maker in respect of the Secured Obligations, and any such indebtedness of a Co-Maker to another Co-Maker collected or received by such other Co-Maker after an Event of Default has occurred and is continuing shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Secured Obligations but without affecting, impairing or limiting in any manner the liability of any Co-Maker under any other provision of this Agreement.

         11.9 Expenses. Co-Makers jointly and severally agree to pay, or cause to be paid, on demand, and to save Lender harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Lender in connection with the enforcement of, or preservation of any rights under, this Agreement.

         11.10 Continuing Agreement. This Agreement shall remain in effect as against each Co-Maker until all of the Secured Obligations shall have been indefeasibly paid in full. Each Co-Maker hereby irrevocably waives any right to revoke this Agreement as to future transactions giving rise to any Secured Obligations.

         11.11 Authority of the Co-Makers. It is not necessary for Lender to inquire into the capacity or powers of any Co-Maker or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         11.12 Financial Condition of the Company. Any Secured Obligations may be incurred by Company or continued from time to time without notice to or authorization from any Mortgagor Subsidiary regardless of the financial or other condition of Company at the time of any such grant or continuation. The Lender shall have no obligation to disclose or discuss with any

Mortgagor Subsidiary its assessment, or any Mortgagor Subsidiary's assessment, of the financial condition of Company. Each Mortgagor Subsidiary has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Transaction Documents, and each Mortgagor Subsidiary assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Mortgagor Subsidiary hereby waives and relinquishes any duty on the part of Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by lender.

         11.13 Rights Cumulative. The rights, powers and remedies given to Lender by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lender by virtue of any statute or rule of law or in any of the other Transaction Documents or any agreement between any Mortgagor Subsidiary and Lender or between Company and Lender. Any forbearance or failure to exercise, and any delay by Lender in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         11.14 Bankruptcy; Post-Petition Interest; Reinstatement of Agreement.

               (a) So long as any Secured Obligations remain outstanding, no Co-Maker shall, without the prior written consent of Lender in accordance with the Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any other Co-Maker. The obligations of the Co-Makers under this Agreement shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any other or by any defense which any other Co-Maker may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

               (b) Each Co-Maker acknowledges and agrees that any interest on any portion of the Secured Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Secured Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Secured Obligations if said proceedings had not been commenced) shall be included in the Secured Obligations because it is the intention of Co-Makers and Lender that the Secured Obligations of each Co-Maker pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve any other Co-Maker of any portion of such Secured Obligations. The Co-Makers will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such proceeding is commenced.

                         (c)     If all or any portion of the Secured
Obligations is paid by any Co-Maker, the obligations of the other Co-Makers hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Secured Obligations for all purposes under this Agreement.

                   11.15 Setoff. In addition to any other rights Lender may have under law or in equity, if any amount shall at any time be due and owing by any Co-Maker to Lender under this Agreement, Lender is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of Lender owing to such Co-Maker and any other property of such Co-Maker held by Lender to or for the credit or the account of such Co-Maker against and on account of the Secured Obligations and liabilities of such Co-Maker to Lender under this Agreement; provided, however, that the foregoing shall not apply to Excluded Property and the restricted Bank Accounts identified in Schedule 7.17 of this Agreement.

SECTION 12. MISCELLANEOUS

                   12.1 Acknowledgment Regarding Certain Environmental Obligations. Each Mortgagor Subsidiary hereby acknowledges and agrees that the Secured Obligations includes Company's obligation under this Agreement to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and all other Environmental Laws and to indemnify and hold harmless Lender from and against any and all liability arising out of, or in connection with the presence of

Hazardous Materials at any property of Company or any Mortgagor Subsidiary given as security for the Secured Obligations, and each Mortgagor Subsidiary hereby expressly undertakes as Co-Maker the payment, performance and discharge of such obligations and liabilities of Company.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        ATLANTIC GULF COMMUNITIES CORPO-
                                          RATION, a Delaware corporation



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Executive Vice President
                                                and Chief Financial Officer


                                        CUMBERLAND COVE, INC.



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Vice President


                                        ENVIRONMENTAL QUALITY LABORATORY INC.



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Vice President


                                        GENERAL DEVELOPMENT UTILITIES, INC.



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Vice President

                                        FIVE STAR HOMES, INC.



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  President




                                        ATLANTIC GULF OF TAMPA, INC.



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Vice President


                                        ESTERO POINTE DEVELOPMENT
                                        CORPORATION



                                        By: /s/ Thomas W. Jeffrey
                                           --------------------------------
                                        Name:   Thomas W. Jeffrey
                                        Title:  Vice President


                                        AP-AGC, LLC, as Lender



                                        By:  /s/ Ricardo  Koenigsberger
                                           --------------------------------
                                        Name:   Ricardo Koenigsberger
                                        Title:  Vice President of Kronus
                                                Property, Inc., its
                                                Manager


                                        _____________, as Collateral Agent



                                        By:
                                           --------------------------------
                                        Name:
                                        Title: